Conformed Copy

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                                CREDIT AGREEMENT

                            dated as of May 25, 2000

                                      among

                                 FOOTSTAR, INC.,

                 the BANKS listed on the signature pages hereof,

                                       and

                              FLEET NATIONAL BANK,
          as Administrative Agent, Issuing Bank, and Swingline Lender,

                           FIRST UNION NATIONAL BANK,
                              as Syndication Agent

                                       and

                                BANK OF NEW YORK,
                               Documentation Agent

                                    * * * * *

                      FLEETBOSTON ROBERTSON STEPHENS INC.,
                                  Lead Arranger

--------------------------------------------------------------------------------

                                Table of Contents
                                                                            Page

ARTICLE I  DEFINITIONS.........................................................1

SECTION 1.01.  DEFINITIONS.....................................................1
SECTION 1.02.  ACCOUNTING TERMS AND DETERMINATIONS............................19
SECTION 1.03.  TYPES OF BORROWINGS............................................19

ARTICLE II  THE CREDITS.......................................................19

SECTION 2.01.  COMMITMENTS TO LEND............................................19
SECTION 2.02.  NOTICE OF COMMITTED BORROWINGS.................................20
SECTION 2.03.  MONEY MARKET BORROWINGS........................................20
SECTION 2.04.  SWINGLINE LOANS................................................24
SECTION 2.05.  NOTICE TO BANKS; FUNDING OF LOANS..............................25
SECTION 2.06.  NOTES..........................................................26
SECTION 2.07.  INTEREST RATE ELECTIONS........................................27
SECTION 2.08.  INTEREST RATES.................................................28
SECTION 2.09.  FEES...........................................................30
SECTION 2.10.  TERMINATION OR REDUCTION OF COMMITMENTS........................31
SECTION 2.11.  MATURITY OF LOANS..............................................31
SECTION 2.12.  PREPAYMENTS....................................................31
SECTION 2.13.  GENERAL PROVISIONS AS TO PAYMENTS..............................32
SECTION 2.14.  FUNDING LOSSES.................................................33
SECTION 2.15.  COMPUTATION OF INTEREST AND FEES...............................33
SECTION 2.16.  JUDGMENT CURRENCY..............................................34
SECTION 2.17.  LETTERS OF CREDIT..............................................34
SECTION 2.18.  NOT USED.......................................................40
SECTION 2.19.  ELIGIBLE SUBSIDIARIES..........................................40

ARTICLE III  CONDITIONS.......................................................41

SECTION 3.01.  EFFECTIVENESS..................................................41
SECTION 3.02.  EACH CREDIT EVENT..............................................42
SECTION 3.03.  BORROWINGS BY ELIGIBLE SUBSIDIARIES; LETTERS OF
               CREDIT FOR ELIGIBLE SUBSIDIARIES ..............................43

ARTICLE IV  REPRESENTATIONS AND WARRANTIES....................................43

SECTION 4.01.  CORPORATE EXISTENCE AND POWER..................................43
SECTION 4.02.  CORPORATE AND GOVERNMENTAL AUTHORIZATION; NO CONTRAVENTION.....43
SECTION 4.03.  BINDING EFFECT.................................................44
SECTION 4.04.  FINANCIAL INFORMATION..........................................44
SECTION 4.05.  LITIGATION.....................................................45
SECTION 4.06.  COMPLIANCE WITH ERISA..........................................45
SECTION 4.07.  ENVIRONMENTAL MATTERS..........................................45
SECTION 4.08.  TAXES..........................................................46
SECTION 4.09.  SUBSIDIARIES...................................................46
SECTION 4.10.  NOT AN INVESTMENT COMPANY OR HOLDING COMPANY...................46

SECTION 4.11.  FULL DISCLOSURE................................................47
SECTION 4.12.  COMPLIANCE WITH LAWS AND AGREEMENTS............................47
SECTION 4.13.  GOVERNMENTAL APPROVALS.........................................47
SECTION 4.14.  FEET ACQUISITION; TITLE TO PROPERTIES..........................47
SECTION 4.15.  FRANCHISES, PATENTS, COPYRIGHTS, ETC...........................48
SECTION 4.16.  SECURITY.......................................................48

ARTICLE V  COVENANTS..........................................................48

SECTION 5.01.  INFORMATION....................................................48
SECTION 5.02.  PAYMENT OF OBLIGATIONS.........................................50
SECTION 5.03.  MAINTENANCE OF PROPERTY; INSURANCE.............................50
SECTION 5.04.  CONDUCT OF BUSINESS AND MAINTENANCE OF EXISTENCE...............50
SECTION 5.05.  COMPLIANCE WITH LAWS...........................................51
SECTION 5.06.  INSPECTION OF PROPERTY, BOOKS AND RECORDS......................51
SECTION 5.07.  ADDITIONAL GUARANTORS..........................................51
SECTION 5.08.  AMENDMENT OF CERTAIN DOCUMENTS.................................51
SECTION 5.09.  INVESTMENTS, ACQUISITIONS......................................51
SECTION 5.10.  NEGATIVE PLEDGE................................................52
SECTION 5.11.  CONSOLIDATIONS, MERGERS AND SALES OF ASSETS....................54
SECTION 5.12.  USE OF PROCEEDS AND LETTERS OF CREDIT..........................54
SECTION 5.13.  TRANSACTIONS WITH AFFILIATES...................................54
SECTION 5.14.  RESTRICTIONS AFFECTING SUBSIDIARIES............................55
SECTION 5.15.  RESTRICTED PAYMENTS............................................55
SECTION 5.16.  DEBT...........................................................55
SECTION 5.17.  LEVERAGE RATIO.................................................56
SECTION 5.18.  INTEREST COVERAGE RATIO........................................56
SECTION 5.19.  MAXIMUM CAPITAL EXPENDITURES...................................56

ARTICLE VI  DEFAULTS..........................................................57

SECTION 6.01.  EVENTS OF DEFAULT..............................................57
SECTION 6.02.  DEFAULT........................................................59
SECTION 6.03.  EXCLUSION OF IMMATERIAL SUBSIDIARIES...........................59

ARTICLE VII  THE AGENTS.......................................................59

SECTION 7.01.  APPOINTMENT AND AUTHORIZATION..................................59
SECTION 7.02.  AGENT AND AFFILIATES...........................................60
SECTION 7.03.  ACTION BY AGENT................................................60
SECTION 7.04.  CONSULTATION WITH EXPERTS......................................60
SECTION 7.05.  LIABILITY OF AGENT.............................................60
SECTION 7.06.  INDEMNIFICATION................................................60
SECTION 7.07.  CREDIT DECISION................................................61
SECTION 7.08.  SUCCESSOR AGENT................................................61
SECTION 7.09.  AGENT'S FEES...................................................61
SECTION 7.10.  SUB-AGENTS; ISSUING BANKS; SWINGLINE LENDER....................61
SECTION 7.11.  DOCUMENTATION AGENT; SYNDICATION AGENT AND MANAGING AGENTS.....61

ARTICLE VIII  CHANGE IN CIRCUMSTANCES.........................................61

SECTION 8.01.  BASIS FOR DETERMINING INTEREST RATE INADEQUATE OR UNFAIR.......61
SECTION 8.02.  ILLEGALITY.....................................................62
SECTION 8.03.  INCREASED COST AND REDUCED RETURN..............................62
SECTION 8.04.  TAXES..........................................................64
SECTION 8.05.  BASE RATE LOANS SUBSTITUTED FOR AFFECTED FIXED RATE LOANS......66
SECTION 8.06.  OTHER COSTS....................................................66
SECTION 8.07.  SUBSTITUTION OF BANK...........................................66

ARTICLE IX  MISCELLANEOUS.....................................................67

SECTION 9.01.  NOTICES........................................................67
SECTION 9.02.  NO WAIVERS.....................................................67
SECTION 9.03.  EXPENSES; INDEMNIFICATION......................................67
SECTION 9.04.  SETOFFS........................................................68
SECTION 9.05.  AMENDMENTS AND WAIVERS.........................................69
SECTION 9.06.  SUCCESSORS AND ASSIGNS.........................................69
SECTION 9.07.  COLLATERAL.....................................................72
SECTION 9.08.  GOVERNING LAW; SUBMISSION TO JURISDICTION......................72
SECTION 9.09.  COUNTERPARTS; INTEGRATION......................................72
SECTION 9.10.  WAIVER OF JURY TRIAL...........................................72
SECTION 9.11.  CONFIDENTIALITY................................................72
SECTION 9.12.  REPLACEMENT NOTE...............................................73
SECTION 9.13.  USURY, ETC.....................................................73

Exhibits:
---------

A             Form of Note
B             Form of Money Market Quote Request
C             Form of Invitation for Money Market Quote Request
D             Form of Money Market Quote
E-1           Form of Guarantee Agreement
E-2           Form of Pledge Agreement
F-1           Form of Opinion of Marc Schuback, counsel for Company and
              Subsidiaries
F-2           Form of Opinion of Pitney, Hardin, Kipp & Szuch LLP, Counsel for
              Company and Subsidiaries
G             Form of Election to Participate
H             Form of Election to Terminate
I             Form of Borrowings/Letter of Credit Opinion for Eligible
              Subsidiaries
J             Form of Assignment and Acceptance

Schedules:
----------

4.09         Material Subsidiaries Information
5.09         Existing Investments
5.10         Existing Liens
5.14         Restrictions Affecting Subsidiaries
5.19         Maximum Capital Expenditures

                                CREDIT AGREEMENT

      AGREEMENT dated as of May 25, 2000 among FOOTSTAR, INC., a Delaware corporation, the BANKS listed on the signature pages hereof or who hereafter become parties hereto as Banks pursuant to Section 9.06, FLEET NATIONAL BANK, as Administrative Agent, Issuing Bank and Swingline Lender, FIRST UNION NATIONAL BANK, as Syndication Agent and BANK OF NEW YORK, as Documentation Agent.

      The parties hereto agree as follows:

                                    ARTICLE I

                                   Definitions
                                   -----------

      SECTION 1.01. Definitions. The following terms, as used herein, have the following meanings:

"Absolute Rate Auction" means a solicitation of Money Market Quotes setting forth Money Market Absolute Rates pursuant to Section 2.03.

"Acquisition" means the purchase of any Equity Interests of any Person (other than of Affiliates) or the purchase of all or substantially all of the assets of any Person or division thereof.

"Administrative   Questionnaire"   means,   with   respect  to  each  Bank,   an
administrative questionnaire in the form prepared by the Agent and submitted to the Agent (with a copy to the Company) duly completed by such Bank.

"Affiliate" means any Person directly or indirectly controlling, controlled by or under common control with the Company. As used in this definition, the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

"Agent" means Fleet National Bank in its capacity as administrative agent for the Banks hereunder, and its successors in such capacity.

"Alternative Currency" means any currency other than Dollars which is freely transferable and convertible into Dollars.

"Applicable Lending Office" means, with respect to any Bank, (i) in the case of its Domestic Loans, its Domestic Lending Office, (ii) in the case of its Euro-Currency Loans, its Euro-Currency Lending Office and (iii) in the case of its Money Market Loans, its Money Market Lending Office.

"Applicable Percentage" of any Bank means the percentage of the aggregate Commitments represented by such Bank's Commitment.

"Asset Sale" means any sale, lease, sale and leaseback, assignment, conveyance, transfer or other disposition ("Disposition") of property or a series of any such related Dispositions of property for which the Company or any of its Subsidiaries receives (valued at the initial principal amount thereof in the case of non-cash proceeds consisting of notes or other debt, securities and valued at fair market value in the case of other non-cash proceeds) in excess of $10,000,000, except that Asset Sale shall not include in any case (i) Sale and Leaseback Transactions with respect to (a) Just for Feet Store 209 located in Orlando, FL, (b) Just for Feet Store 223 located in Knoxville, TN, (c) the Company's Gaffney, SC and Mira Loma, CA distribution centers, (d) the Company's Headquarters located in Mahwah, NJ and (ii) the Disposition of the Just for Feet Headquarters located in Birmingham, AL.

"Assignee" has the meaning set forth in Section 9.06(c).

"Bank" means each bank listed on the signature pages hereof, each Assignee which becomes a Bank pursuant to Section 9.06(c), and their respective successors. References herein to a Bank or Banks may include the Issuing Banks or the Swingline Lender or both as the context requires.

"Base Rate" means, for any day, a rate per annum equal to the higher of (i) the Prime Rate for such day and (ii) the sum of 1/2 of 1% plus the Federal Funds Rate for such day. The Base Rate is not necessarily the lowest rate charged by the Agent to its customers.

"Base Rate Loan" means at any time a Committed Loan outstanding hereunder which bears interest at such time at a rate based on the Base Rate pursuant to a Notice of Committed Borrowing or Notice of Interest Rate Election or pursuant to
Article VIII.

"Base Rate Margin" has the meaning set forth in Section 2.08(a).

"Benefit Arrangement" means at any time an employee benefit plan within the meaning of Section 3(3) of ERISA which is not a Plan or a Multiemployer Plan and which is maintained or otherwise contributed to by any member of the ERISA Group.

"Borrower" means the Company or any Eligible Subsidiary, as the context may require, and their respective successors, and "Borrowers" means all of the foregoing.

"Borrowing" has the meaning set forth in Section 1.03.

"Calculation Period" means a period of four consecutive fiscal quarters of the Company for which financial statements have been delivered to the Agent pursuant to Section 5.01(a) or (b).

"Capital Expenditures" means, for any period, the additions to property, plant and equipment of the Company and its Consolidated Subsidiaries for such period, as the same are (or would be) set forth, in accordance with generally accepted accounting principles, in a consolidated statement of cash flows of the Company for such period; provided that Capital Expenditures shall (a) exclude any additions to property, plant and equipment (i) to the extent paid for with proceeds of insurance received in respect of any casualty,
(ii) to the extent that the consideration therefor consisted of assets other than cash, cash equivalents or obligations to pay cash or cash equivalents, and
(iii) to the extent paid for with proceeds from the sale or other disposition of property, plant and equipment used for the same or similar purposes as such additions, and (b) include additions to property, plant and equipment financed by incurring Debt (including without limitation capital leases).

"Change of Control" shall be deemed to have occurred if after the Effective Date
(i) any person or group (within the meaning of Rule 13d-5 of the Securities and Exchange Commission as in effect on the date hereof) shall become the beneficial owner (within the meaning of Rule 13d-3 of such Commission as in effect on the date hereof) of voting securities (including any options, rights or warrants to purchase, and any securities convertible into or exchangeable for, voting securities) of the Company representing 35% or more of the voting power represented by all outstanding securities of the Company; or (ii) a majority of the seats (other than vacant seats) on the board of directors of the Company shall at any time be occupied by persons who were neither (a) nominated by the management of the Company, nor (b) appointed by directors so nominated.

"Collateral" means any collateral now or hereafter granted to the Agent to secure amounts now or hereafter due under the Loan Documents, whether pursuant to the Pledge Agreement or otherwise.

"Commitments" means, with respect to each Bank, the amount set forth opposite the name of such Bank on the signature pages hereof (or, in the case of an Assignee, in its Assignment and Assumption Agreement) and adjusted to reflect assignments pursuant to Section 9.06(c).

"Committed Borrowing" means a Borrowing consisting of Committed Loans; provided that if the Loans constituting any such Borrowing or Borrowings (or portions thereof) are combined or subdivided pursuant to a Notice of Interest Rate Election, the term "Committed Borrowing" shall refer to all of the Committed Loans to a single Borrower of the same Type and having the same Interest Period that result from such combination or subdivision as the case may be.

"Committed Exposure" means, with respect to any Bank at any time, the sum of the aggregate principal amount of such Bank's Committed Loans outstanding at such time and its Letter of Credit Exposure and Swingline Exposure at such time.

"Committed Loan" means a loan made by a Bank pursuant to Section 2.01; provided that, if any such loan or loans (or portions thereof) are combined or subdivided pursuant to a Notice of Interest Rate Election, the term "Committed Loan" shall refer to the combined principal amount resulting from such combination or to each of the separate principal amounts resulting from such subdivision, as the case may be.

"Company" means Footstar, Inc., a Delaware corporation, and its successors.

"Consolidated Adjusted Income" means, for any period, the consolidated income from continuing operations before discontinued operations of the Company (calculated in accordance with the calculation of such income so designated on the Initial Financial Statements), adjusted for any extraordinary losses (other than non-cash losses) and for any extraordinary gains (other than non-cash gains) to the extent deducted or added in determining Consolidated Net Income for such period.

"Consolidated EBITDA" means, with respect to the Company and its Consolidated Subsidiaries for any period, the sum (without duplication) of (a) Consolidated Adjusted Income for such period, (b) Consolidated Net Interest Expense (whether a positive or negative number) for such period, (c) Federal, state and local income taxes (or other taxes in the nature of income taxes) deducted in determining Consolidated Adjusted Income for such period, and (d) depreciation and amortization deducted in determining Consolidated Adjusted Income for such period.

"Consolidated EBITDAR" means, with respect to the Company and its Consolidated Subsidiaries for any period, the sum (without duplication) of (a) Consolidated EBITDA for such period, and (b) Rental Expense for such period to the extent deducted in determining Consolidated Adjusted Income for such period. For purposes of Section 6.03, the Consolidated EBITDAR of a Subsidiary shall be determined based on the foregoing, but only with respect to such Subsidiary and its consolidated subsidiaries.

"Consolidated Net Income" means, for any period, the consolidated net income (or loss) of the Company and its Consolidated Subsidiaries for such period after minority interests, determined in accordance with generally accepted accounting principles.

"Consolidated Net Interest Expense" means with respect to the Company and the Consolidated Subsidiaries, for any period, (a) interest expense deducted in determining Consolidated Adjusted Income for such period (excluding any portion of interest expense representing amortization of financing costs paid in a previous period), minus (b) interest income included in determining Consolidated Adjusted Income for such period (excluding any portion of interest income representing accruals of amounts received in a previous period).

"Consolidated Subsidiary" means at any date any Subsidiary or other entity the accounts of which would be consolidated with those of the Company in its consolidated financial statements if such statements were prepared as of such date.

"Consolidated Tangible Net Worth" means at any date the consolidated stockholders' equity of the Company less its consolidated Intangible Assets, all determined as of such date. For the purposes of this definition "Intangible Assets" means the amount (to the extent reflected in determining such stockholders' equity) of (i) all write-ups (other than write-ups of assets of a going concern business made within twelve months after the acquisition of such business) subsequent to the Effective Date in the book value of any asset owned by the Company or a Consolidated Subsidiary, (ii) all Investments in unconsolidated Subsidiaries and all equity investments in Persons which are not Subsidiaries, and (iii) all unamortized debt discount and expense, unamortized deferred charges, goodwill, purchase price premium, patents, trademarks, service marks, trade names, copyrights, organization or developmental expenses and other intangible assets.

"Consolidated Total Debt" means at any date the Debt of the Company and its Consolidated Subsidiaries, determined on a consolidated basis at such date.

"Debt" of any Person means at any date, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, (iv) all obligations of such Person as lessee which are capitalized in accordance with generally accepted accounting principles, (v) all Debt secured by a Lien on any asset of such Person, whether or not such Debt is otherwise an obligation of such Person, (vi) all obligations created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person, (vii) the face amount of all obligations of such Person, contingent or otherwise, as an account party under acceptances, letters of credit or similar facilities, (viii) all obligations to supply funds to or in any manner to invest in, directly or indirectly, a debtor, to purchase indebtedness, or to assure the owner of indebtedness against loss, through an agreement to purchase goods, supplies or services solely for the purpose of enabling a debtor to make payment of indebtedness held by such owner or otherwise and (ix) all Debt of others Guaranteed by such Person.

"Default" means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

"Documentation Agent" means Bank of New York in its capacity as documentation agent for the Banks hereunder, and its successors in such capacity.

"Dollar Amount" means in relation to any Letter of Credit that provides for payment of any drawing thereunder in an Alternative Currency, the amount determined as provided in Section 2.17(l).

"Dollars" and the sign "$" mean lawful money of the United States of America.

"Domestic Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close.

"Domestic Lending Office" means, as to each Bank, its office located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Domestic Lending Office) or such other office as such Bank may hereafter designate as its Domestic Lending Office by notice to the Company and the Agent.

"Domestic Loans" means Base Rate Loans.

"Effective Date" means the date this Agreement becomes effective in accordance with Section 3.01.

"Election to Participate" means an Election to Participate substantially in the form of Exhibit G hereto.

"Election to Terminate" means an Election to Terminate substantially in the form of Exhibit H hereto.

"Eligible Subsidiary" means any Guarantor which is a Wholly-Owned Consolidated Subsidiary (or, with the consent of the Required Banks, any other Subsidiary) organized under the laws of a jurisdiction within the United States as to which an Election to Participate shall have been delivered to the Agent and as to which an Election to Terminate shall not have been delivered to the Agent.

"Environmental Laws" means any and all Federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements with Governmental Authorities or other governmental restrictions binding upon the Company or any of the Subsidiaries, as applicable, relating to the environment or to emissions, discharges or releases of pollutants, contaminants, petroleum or petroleum products, chemicals or industrial, toxic or hazardous substances or wastes into the environment including, without limitation, ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, petroleum or petroleum products, chemicals or industrial, toxic or hazardous substances or wastes or the clean-up or other remediation thereof.

"Equity Interests" means any and all shares, interests, participations or other equivalents (however designated) of capital stock, partnership interests, member interests and any and all equivalent ownership interests in a Person, and any and all warrants, rights or options to purchase any of the foregoing, other than equity interests or warrants, rights or options issued in connection with (i) the exercise by a present or former employee, officer or director under a stock incentive plan, stock option plan or other equity-based compensation plan or arrangement and (ii) the Company's Shareholder Rights Plan approved by the Company's Board of Directors on March 9, 1999.

"ERISA" means the Employee Retirement Income Security Act of 1974, as amended, or any successor statute.

"ERISA Group" means the Company, any Subsidiary and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Company or any Subsidiary, are treated as a single employer under Section 414 of the Internal Revenue Code.

"Euro-Currency Business Day" means any Domestic Business Day on which commercial banks are open for international business (including dealings in Dollar deposits) in London, and, where funds are to be paid or made available in an Alternative Currency, on which commercial banks are open for domestic and international business (including dealings in deposits in such Alternative Currency) in both London and the place where such funds are paid or made available.

"Euro-Currency Lending Office" means, as to each Bank, its office, branch or affiliate located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Euro-Currency Lending Office) or such other office, branch or affiliate of such Bank as it may hereafter designate as its Euro-Currency Lending Office by notice to the Company and the Agent.

"Euro-Currency Loan" means at any time a Committed Loan outstanding hereunder which bears interest at such time at a rate based on the LIBOR Rate pursuant to a Notice of Committed Borrowing or Notice of Interest Rate Election.

"Euro-Currency Margin" has the meaning set forth in Section 2.08(c).

"Event of Default" has the meaning set forth in Section 6.01.

"Existing Credit Facility" means the Credit Agreement dated as of September 18, 1997, as amended, among the Company, the banks listed on the signature pages thereof, the Bank of New York, as Issuing Bank, and Morgan Guaranty Trust Company of New York, as Administrative Agent and Swingline Lender.

"Facility Fee Rate" has the meaning set forth in Section 2.09(a).

"Federal Funds Rate" means, for any day, the fluctuating rate per annum (based on a 360 day year and rounded upward, if necessary, to the nearest 1/100th of 1%) equal to the weighted average of the rates of interest charged on overnight Federal Funds transactions with member banks of the Federal Reserve System arranged by Federal Funds brokers on such day, as published for any day which is a Business Day by the Federal Reserve Bank of New York (or, in the absence of such publication, as reasonably determined by the Agent).

"Feet Acquisition" means the acquisition of certain assets of Just for Feet, Inc. and its affiliates pursuant to the Feet Purchase Agreement.

"Feet Bankruptcy Orders" means (i) the order pursuant to Sections 105(a), 363, 365 and 1146(c) of the Bankruptcy Code authorizing the sale of certain of debtor's assets, free and clear of liens, claims and encumbrances, and (ii) the order pursuant to Sections 363 and 365 of the Bankruptcy Code and Bankruptcy Rule 6006, and in furtherance of sale order, authorizing debtors to assume and assign certain unexpired leases for non-residential real properties to Footstar, Inc., both dated February 25, 2000.

"Feet Purchase Agreement" means that certain Asset Purchase Agreement among the Company, Just for Feet, Inc. and others dated as of February 16, 2000.

"Financing Transactions" means the execution and delivery of the Loan Documents and the performance of the transactions contemplated by the Loan Documents, including the borrowing of the Loans and the issuance of Letters of Credit.

"Fixed Rate Loans" means Euro-Currency Loans or Money Market Loans (excluding Money Market LIBOR Loans bearing interest at the Base Rate for the reason stated in Section 8.01) or any combination of the foregoing.

"Governmental Authority" means any federal, state, local or foreign government or political subdivision or any court or governmental agency, authority, instrumentality or regulatory body.

"Guarantee" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part), provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

"Guarantee Agreement" means a Guarantee Agreement among the Agent and the Guarantors substantially in the form of Exhibit E-1.

"Guarantor" means each Person that is or becomes party to the Guarantee Agreement as a Guarantor and their respective successors.

"Index Debt" means senior, unsecured, long-term indebtedness of the Company for borrowed money that is not guaranteed by any other Person or subject to any other credit.

"Initial Financial Statements" has the meaning set forth in Section 4.04.

"Initial Guarantors" means the Company, Footaction Center, Inc., a New York corporation, Footstar Corporation, a Texas corporation, Miles Shoes Meldisco Lakewood Colorado, Inc., a Colorado corporation, Rosedale Open Country, Inc., a Minnesota corporation, Mall of America Fan Club, Inc., a Minnesota corporation, Meldisco H.C., Inc., a Minnesota corporation, Footstar Center, Inc., a California corporation, Feet Center, Inc., an Arizona corporation, Nevada Feet, Inc., a Nevada corporation and Feet of Colorado, Inc., a Colorado corporation.

"Intercompany Notes" means any promissory notes issued by the Company or any of its Subsidiaries in favor of or held by the Company or any of its Subsidiaries, evidencing, debt and other monetary obligations now or hereafter owing from the Company or any Subsidiary to the Company or any Subsidiary.

"Interest Coverage Ratio" means, for any period, the ratio of (i) Consolidated EBITDAR for such period to (ii) the sum without duplication of (A) consolidated interest expense for such period, and (B) Rental Expense for such period; in each case of (A) and (B) to the extent deducted in determining Consolidated Adjusted Income for such period.

"Interest Period" means: (1) with respect to each Euro-Currency Loan, the period commencing on the date specified in the applicable Notice of Borrowing or Notice of Interest Rate Election and ending one, two, three or six months thereafter, as the applicable Borrower may elect in such Notice of Borrowing or Notice of Interest Rate Election; provided that:

            (a) any Interest Period which would otherwise end on a day which is not a Euro-Currency Business Day shall be extended to the next succeeding Euro-Currency Business Day unless such Euro-Currency Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Euro-Currency Business Day;

            (b) any Interest Period which begins on the last Euro-Currency Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (c) below, end on the last Euro-Currency Business Day of a calendar month; and

            (c) any Interest Period which would otherwise end after the Termination Date shall end on the Termination Date.

      (2) with respect to each Base Rate Borrowing, the period commencing on the date of such Borrowing and ending 30 days thereafter; provided that:

            (a) subject to clause (b) below, any Interest Period which would otherwise end on a day which is not a Euro-Currency Business Day shall be extended to the next succeeding Euro-Currency Business Day; and

            (b) any Interest Period which would otherwise end after the Termination Date shall end on the Termination Date.

      (3) with respect to each Money Market LIBOR Loan, the period commencing on the date of Borrowing specified in the applicable Money Market Quote
      Request and ending such whole number of months thereafter as the applicable Borrower may elect in accordance with Section 2.03; provided that:

            (a) any Interest Period which would otherwise end on a day which is not a Euro-Currency Business Day shall be extended to the next succeeding Euro-Currency Business Day unless such Euro-Currency Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Euro-Currency Business Day;

            (b) any Interest Period which begins on the last Euro-Currency Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (c) below, end on the last Euro-Currency Business Day of a calendar month; and

            (c) any Interest Period which would otherwise end after the Termination Date shall end on the Termination Date.

      (4) with respect to each Money Market Absolute Rate Loan, the period commencing on the date of Borrowing specified in the applicable Money Market Quote Request and ending such number of days thereafter (but not less than 6 days) as the applicable Borrower may elect in accordance with
      Section 2.03; provided that:

            (a) subject to clause (b) below, any Interest Period which would otherwise end on a day which is not a Euro-Currency Business Day shall be extended to the next succeeding Euro-Currency Business Day; and

            (b) any Interest Period which would otherwise end after the Termination Date shall end on the Termination Date.

      (5) with respect to each Swingline Loan, the period commencing on the date of such Loan and ending such number of days thereafter (but not exceeding 14 days) as the applicable Borrower may elect in accordance with Section 2.04; provided that:

            (a) any Interest Period which would otherwise end on a day which is not a Euro-Currency Business Day shall be extended to the next succeeding Euro-Currency Business Day; and

            (b) any Interest Period which would otherwise end after the Termination Date shall end on the Termination Date.

"Internal Revenue Code" means the Internal Revenue Code of 1986, as amended, or any successor statute.

"Investment" means any investment in any Person, whether by means of share or other Equity Interest purchase, capital contribution, loan, advance, time deposit or otherwise.

"Issuing Bank" means Fleet National Bank or any other Bank designated by the Company, in each case, in its capacity as the issuer of Letters of Credit, and their successors in such capacity.

"Issuing Bank Agreement" has the meaning set forth in Section 2.17(m).

"Kmart Agreement" means the Master Agreement dated as of June 9, 1995, between Kmart Corporation and the Company (as successor to Melville Corporation), as amended by the

Agreement dated as of March 25, 1996, among Kmart Corporation, Melville Corporation, Kmart Properties, Inc. and the Company.

"Letter of Credit" means any letter of credit issued pursuant to Section 2.17. Each letter of credit that is, as of the Effective Date, a "Letter of Credit" as defined in, and is outstanding under, the Existing Credit Agreement shall be deemed for all purposes of the Loan Documents to have been issued and outstanding pursuant to Section 2.17 on the Effective Date and to constitute a Letter of Credit.

"Letter of Credit Disbursement" means a payment or disbursement made by the Issuing Bank pursuant to a Letter of Credit.

"Letter of Credit Exposure" means at any time the sum of (i) the aggregate undrawn amount of all outstanding Letters of Credit plus (ii) the aggregate amount of all Letter of Credit Disbursements not yet reimbursed by the Borrower as provided in Section 2.17. The Letter of Credit Exposure shall be expressed in Dollars, determined as provided in Section 2.17(l) in the case of any amount thereof denominated in an Alternative Currency. The Letter of Credit Exposure of any Bank at any time shall mean its Applicable Percentage of the aggregate Letter of Credit Exposure at such time.

"Level I Pricing Period" means (a) if the Company's Index Debt is not being rated by both S&P and Moody's, any period during which the Company's Leverage Ratio for the most recent Calculation Period is less than 0.50; or (b) if the Company's Index Debt is being rated by both S&P and Moody's, any period during which the Company's Index Debt is rated BBB or better by S&P or Baa2 or better by Moody's; provided, however, in the event the Index Debt of the Company receives a split rating from S&P and Moody's, the Pricing Period shall be based upon (i) the Pricing Period pertaining to the higher of such ratings in the event such ratings are one level apart, and (ii) the Pricing Period pertaining to the level immediately below the level of the higher of such ratings in the event such ratings are two or more levels apart. Any such period referred to in clause (a) above shall commence on (and include) the date of delivery to the Agent of financial statements demonstrating that such period has commenced and shall terminate on (and exclude) the date of delivery to the Agent of financial statements demonstrating that such period has terminated.

"Level II Pricing Period" means (a) if the Company's Index Debt is not being rated by both S&P and Moody's, any period during which the Company's Leverage Ratio for the most recent Calculation Period is 0.50 or greater but less than
0.75 or (b) if the Company's Index Debt is being rated by both S&P and Moody's, any period during which the Company's Index Debt is rated BBB- by S&P or Baa3 by Moody's; provided, however, in the event the Index Debt of the Company receives a split rating from S&P and Moody's, the Pricing Period shall be based upon (i) the Pricing Period pertaining to the higher of such ratings in the event such ratings are one level apart, and (ii) the Pricing Period pertaining to the level immediately below the level of the higher of such ratings in the event such ratings are two or more levels apart. Any such period referred to in clause (a) above shall commence on (and include) the date of delivery to the Agent of financial statements demonstrating that such period has commenced and shall terminate on

(and exclude) the date of delivery to the Agent of financial statements demonstrating that such period has terminated.

"Level III Pricing Period" means (a) if the Company's Index Debt is not being rated by both S&P and Moody's, any period during which the Company's Leverage Ratio for the most recent Calculation Period is 0.75 or greater but less than
1.50 or (b) if the Company's Index Debt is being rated by both S&P and Moody's, any period during which the Company's Index Debt is rated BB+ by S&P or Ba1 by Moody's; provided, however, in the event the Index Debt of the Company receives a split rating from S&P and Moody's, the Pricing Period shall be based upon (i) the Pricing Period pertaining to the higher of such ratings in the event such ratings are one level apart, and (ii) the Pricing Period pertaining to the level immediately below the level of the higher of such ratings in the event such ratings are two or more levels apart. Any such period referred to in clause (a) above shall commence on (and include) the date of delivery to the Agent of financial statements demonstrating that such period has commenced and shall terminate on (and exclude) the date of delivery to the Agent of financial statements demonstrating that such period has terminated.

"Level IV Pricing Period" means any period that is not a Level I Pricing Period, a Level II Pricing Period or a Level III Pricing Period.

"Leverage Ratio" means, at any time, the ratio of (i) Consolidated Total Debt at such time to (ii) Consolidated EBITDA for the most recent Calculation Period.

"LIBOR Auction" means a solicitation of Money Market Quotes setting forth Money Market Margins based on the LIBOR Rate pursuant to Section 2.03.

"LIBOR Base Rate" means with respect to each Interest Period for a Euro-Currency Loan, that rate per annum (rounded upward, if necessary, to the nearest 1/32nd of one percent) which represents the offered rate for deposits in U.S. Dollars, for a period of time comparable to such Interest Period, which appears on the Telerate page 3750 (or the successor or replacement thereof) as of 11:00 a.m. (London time) on that day that is two Euro-Currency Business Days preceding the first day of such Interest Period; provided, however, that if the rate described above does not appear on the Telerate System on any applicable interest determination date, the LIBOR Base Rate for such Interest Period shall be the rate (rounded upwards as described above, if necessary) for deposits in dollars for a period substantially equal to such Interest Period shown on the Reuters Page "LIBO" (or such other page as may replace the LIBO Page on that service for the purpose of displaying such rates), as of 11:00 a.m. (London Time) on that day that is two Euro-Currency Business Days prior to the beginning of such Interest Period. If both the Telerate and Reuters systems are unavailable, then the LIBOR Base Rate for any Interest Period will be determined on the basis of the offered rates for deposits in U.S. Dollars for a period of time comparable to such Interest Period which are offered by four major banks in the London interbank market at approximately 11:00 a.m. (London time) on that day that is two Euro-Currency Business Days preceding the first day of such Interest Period, as selected by the Agent. The principal London office of each of four major London banks will be requested to provide a quotation of its Dollar deposit offered rate. If at least two such quotations are provided, the rate for that date will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for that date will be determined on the basis of the rates quoted for loans in Dollars to leading European banks for a period of time comparable to such Interest Period offered by major banks in New York City at approximately 11:00 a.m. (New York
City) time on that day that is two Euro-Currency Business Days preceding the first day of such Interest Period. In the event that the Agent is unable to obtain any such quotation as provided above, it will be deemed that the LIBOR Base Rate for the proposed Interest Period cannot be determined and is therefore unavailable. The Agent shall give notice to the Company of the LIBOR Base Rate as determined for each Euro-Currency Loan and such notice shall be conclusive and binding, absent manifest error.

"LIBOR Rate" means with respect to each day during each Interest Period pertaining to a Euro-Currency Loan, a rate per annum determined for such day in accordance with the following formula (rounded upward, if necessary, to the nearest 1/16th of 1%):

                                 LIBOR Base Rate
                        ---------------------------------
                        1.00 - LIBOR Reserve Requirements

"LIBOR Reserve Requirements" means for any day as applied to a Euro-Currency Loan, the aggregate (without duplication) of the maximum rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including basic, supplemental, marginal and emergency reserves under any regulations of the Board of Governors of the Federal Reserve System or other Governmental Authority having jurisdiction with respect thereto) dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of such Board) maintained by a member bank of the Federal Reserve System.

"Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind, or any other type of preferential arrangement that has the practical effect of a security interest, in respect of such asset. For the purposes of this Agreement, the Company or any Subsidiary shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

"Loan" means a Domestic Loan, a Euro-Currency Loan, a Swingline Loan or a Money Market Loan and "Loans" means any combination of the foregoing.

"Loan Documents" means this Agreement, the Guarantee Agreement, the Pledge Agreement, the Notes, any Election to Participate and any Issuing Bank Agreement.

"Managing Agents" means Credit Suisse First Boston and Bank of America, N.A. in their capacity as managing agents for the Banks hereunder, and their respective successors in such capacity.

"Margin Stock" has the meaning given to such term under Regulation U.

"Material Adverse Effect" means (i) a materially adverse effect on the business, operations or financial condition of the Company and its Consolidated Subsidiaries considered as a whole, (ii) material impairment of the ability of the Company or any Subsidiary to perform any of its obligations under any Loan Document to which it is or will be a party, or (iii) material impairment of the rights of or benefits available to the Agent or the Banks under any Loan Document.

"Material Debt" means Debt (other than the Notes) of the Company and/or one or more of its Subsidiaries, arising in one or more related or unrelated
transactions,   in  an  aggregate   principal   amount  equal  to  or  exceeding
$25,000,000.

"Material Plan" means at any time a Plan or Plans having aggregate Unfunded Liabilities in excess of $25,000,000.

"Material Subsidiary" means a Subsidiary of the Company that, as of the time of determination of whether such Subsidiary is a "Material Subsidiary", (a) accounted on a consolidated basis for 10% or more of the total sales of the Company and its Consolidated Subsidiaries for the most recent Calculation Period or accounted on a consolidated basis for 10% or more of the total assets of the Company and its Consolidated Subsidiaries as of the most recent date for which a consolidated balance sheet of the Company has been delivered to the Agent pursuant to Section 5.01, or (b) owns legally or beneficially Equity Interests in any Material Subsidiary.

"Money Market Absolute Rate" has the meaning set forth in Section 2.03(d).

"Money Market Absolute Rate Loan" means a loan made or to be made by a Bank pursuant to an Absolute Rate Auction.

"Money Market  Lending  Office"  means,  as to each Bank,  its Domestic  Lending
Office or such other office, branch or affiliate of such Bank as it may hereafter designate as its Money Market Lending Office by notice to the Company and the Agent; provided that any Bank may from time to time by notice to the Company and the Agent designate separate Money Market Lending Offices for its Money Market LIBOR Loans, on the one hand, and its Money Market Absolute Rate Loans, on the other hand, in which case all references herein to the Money Market Lending Office of such Bank shall be deemed to refer to either or both of such offices, as the context may require.

"Money Market LIBOR Loan" means a loan made or to be made by a Bank pursuant to a LIBOR Auction (including such a loan bearing interest at the Base Rate for the reason stated in Section 8.01).

"Money Market Loan" means a Money Market LIBOR Loan or a Money Market Absolute Rate Loan.

"Money Market Margin" has the meaning set forth in Section 2.03(d).

"Money Market Quote" means an offer by a Bank to make a Money Market Loan in accordance with Section 2.03.

"Money Market Quote Request" means a request by a Borrower to the Banks to make Money Market Loans in accordance with Section 2.03(b).

"Moody's" means Moody's Investors Service, Inc.

"Multiemployer Plan" means at any time an employee pension benefit plan within the meaning of Section 4001(a)(3) of ERISA to which any member of the ERISA Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions, including for these purposes any Person which ceased to be a member of the ERISA Group during such five year period.

"Net Cash Proceeds" means (a) in connection with any Asset Sale, all proceeds thereof in the form of cash and Temporary Cash Investments (including any such proceeds received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but only as and when received) of such Asset Sale, net of attorney's fees, accountant's fees, investment banking fees, amounts required to be applied to the repayment of Debt (including principal, interest, premium and penalties, if any) secured by a Lien expressly permitted hereunder on any asset that is the subject of such Asset Sale (other than any Lien pursuant to a Loan Document) and other customary fees and expenses actually incurred in connection therewith and net of taxes paid or reasonably estimated to be payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements); (b) in connection with any issuance or sale of Debt securities or instruments or the incurrence of loans (other than Borrowings and Loans hereunder and Debt expressly permitted under Section 5.16), all such proceeds in the form of cash received from such issuance or incurrence, net of attorney's fees, investment banking fees, accountant's fees, underwriting discounts and commissions and other customary fees and expenses actually incurred in connection therewith.

"Note" means a promissory note of a Borrower substantially in the form of Exhibit A hereto, evidencing the obligation of such Borrower to repay Loans made to it, and "Notes" means any or all of such promissory notes issued hereunder.

"Notice of Borrowing" means a Notice of Committed Borrowing (as defined in Section 2.02) or a Notice of Money Market Borrowing (as defined in Section 2.03(f)).

"Notice of Interest Rate Election" has the meaning set forth in Section 2.07.

"Notice of Reinvestment" means a written notice executed by the chief financial officer of the Company stating that no Event of Default has occurred and is continuing and that the Company intends and expects to reinvest in accordance with the terms of this Agreement all or a specified portion of the Net Cash Proceeds of an Asset Sale in the business of the Company and its Subsidiaries.

"Obligations" has the meaning set forth in the Guarantee Agreement.

"Parent" means, with respect to any Bank, any Person controlling such Bank.

"Participant" has the meaning set forth in Section 9.06(b).

"PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

"Person" means an individual, a corporation, a partnership, an association, a trust or any other entity or organization, including a Governmental Authority.

"Plan" means at any time an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Internal Revenue Code and either (i) is maintained, or contributed to, by any member of the ERISA Group for employees of any member of the ERISA Group or (ii) has at any time within the preceding five years been maintained, or contributed to, by any Person which was at such time a member of the ERISA Group for employees of any Person which was at such time a member of the ERISA Group.

"Pledge Agreement" means a Pledge and Security Agreement among the Agent, the Company, the Borrowers, the Guarantors and any other Subsidiary owning any Equity Interest in any Material Subsidiary or any Borrower or Guarantor, substantially in the form of Exhibit E-2, under which certain Equity Interests, Intercompany Notes, if any, and accounts from Affiliates and general intangibles and contract rights relating to such accounts are pledged to the Agent.

"Pricing Period" means a Level I Pricing Period, a Level II Pricing Period, a Level III Pricing Period, or a Level IV Pricing Period.

"Prime Rate" means the rate of interest publicly announced by Fleet National Bank from time to time as its Prime Rate.

"Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time.

"Reinvestment Deferred Amount" means with respect to any Asset Sale for which a Notice of Reinvestment has been delivered, the aggregate Net Cash Proceeds received by the Company or any of its Eligible Subsidiaries in connection therewith that are not intended to be applied to prepay the Loans pursuant hereto as a result of the delivery of a Notice of Reinvestment.

"Reinvestment Prepayment Amount" means with respect to any Asset Sale for which a Notice of Reinvestment has been delivered, the Reinvestment Deferred Amount relating thereto less any amount expended prior to the relevant Reinvestment Prepayment Date to acquire assets to be used in the business of the Company and its Subsidiaries.

"Reinvestment Prepayment Date" means with respect to any Asset Sale for which a Notice of Reinvestment has been delivered, the earlier of (a) the date occurring twelve months after such Asset Sale and (b) the date on which the Company shall have determined not to, or shall have otherwise ceased to, reinvest in the business of the Company and its Subsidiaries all or any portion of the applicable Reinvestment Deferred Amount.

"Rental Expense" means for any period, all obligations in respect of base and contingent rent paid or due by the Borrowers or any of their Subsidiaries during such period under any rental agreements or leases of real or personal property (other than capitalized leases) excluding "License Fees", "Excess Fees" and "Miscellaneous Expense Fees" as defined under the Kmart Agreement.

"Required Banks" means at any time Banks having greater than 50% of the aggregate amount of the Commitments or, if the Commitments shall have been terminated, Banks with Committed Exposure and Money Market Loans aggregating greater than 50% of the sum of the Committed Exposure and the aggregate unpaid principal amount of the Money Market Loans at such time.

"Restricted Payment" means (i) any dividend or other distribution on any shares of the capital stock of the Company or any Subsidiary (except dividends payable solely in shares of its capital stock) or (ii) any payment on account of the purchase, redemption, retirement or acquisition of (a) any shares of the capital stock of the Company or any Subsidiary or (b) any option, warrant or other right to acquire shares of the capital stock of the Company or any Subsidiary.

"Revolving Credit Period" means the period from and including the Effective Date to but excluding the Termination Date.

"S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.

"Sale and Leaseback Transaction" means any arrangement, entered into by the Company or a Subsidiary, directly or indirectly, with any Person whereby it shall sell or transfer any asset, real or personal, whether now owned or hereafter acquired, and thereafter rent or lease such asset.

"Subsidiary" means any corporation or other entity now existing or hereafter formed of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by the Company.

"Swingline Exposure" means at any time the aggregate principal amount of all Swingline Loans outstanding at such time. The Swingline Exposure of any Bank at any time shall mean its Applicable Percentage of the Swingline Exposure at such time.

"Swingline Lender" means Fleet National Bank, in its capacity as lender of Swingline Loans hereunder, and its successors in such capacity.

"Swingline Loan" means a loan made by the Swingline Lender pursuant to Section 2.04.

"Syndication Agent" means First Union National Bank in its capacity as syndication agent for the Banks hereunder, and its successors in such capacity.

"Temporary Cash Investment" means any Investment in (i) direct obligations of the United States or any agency thereof, or obligations guaranteed by the United States or any agency thereof, (ii) commercial paper rated at least A-1 by S&P and P-1 by Moody's, (iii) money market preferred securities that mature within 49 days and that are rated at least AA by S&P and Aa by Moody's, (vi) time deposits with any bank or trust company located in the Cayman Islands, the Bahamas or Nassau, provided the short term debt rating of such bank or its parent or such trust company or its parent is rated at least A-1 by S&P and P-1 by Moody's, (v) adjustable rate industrial revenue bonds that mature within 91 days and the credit enhancement for which is provided by a financial institution whose long term debt is rated at least AA by S&P and Aa by Moody's, (vi) time deposits with, including certificates of deposit issued by, any office located in the United States of any bank or trust company which is organized under the laws of the United States or any state thereof and has capital, surplus and undivided profits aggregating at least $500,000,000 or (vii) repurchase agreements with respect to securities described in clause (i) above entered into with an office of a bank or trust company meeting the criteria specified in clause (vi) above; provided in each case that, unless otherwise specifically provided, such Investment matures within one year from the date of acquisition thereof by the Company or a Subsidiary or, in the case of Section 2.17(k), the Agent.

"Termination Date" means the third anniversary of the Effective Date, or, if such day is not a Euro-Currency Business Day, the next succeeding Euro-Currency Business Day, unless such Euro-Currency Business Day falls in another calendar month, in which case the Termination Date shall be the next preceding Euro-Currency Business Day.

"Total Commitments" means at any time the sum of the Banks' Commitments at such time.

"Type" has the meaning set forth in Section 1.03.

"Unfunded Liabilities" means, with respect to any Plan at any time, the amount (if any) by which (i) the value of all benefit liabilities under such Plan, determined on a plan termination basis using the assumptions prescribed by the PBGC for purposes of Section 4044 of ERISA, exceeds (ii) the fair market value of all Plan assets allocable to such liabilities under Title IV of ERISA (excluding any accrued but unpaid contributions), all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the ERISA Group to the PBGC or any other Person under Title IV of ERISA.

"United States" means the United States of America, including the States and the District of Columbia, but excluding its territories and possessions.

"Wholly-Owned Consolidated Subsidiary" means any Consolidated Subsidiary all of the shares of capital stock or other ownership interests of which (except directors' qualifying shares) are at the time directly or indirectly owned by the Company.

      SECTION 1.02. Accounting Terms and Determinations. (a) When used in Sections 5.17, 5.18 and 5.19 hereof, generally accepted accounting principles, whether directly or indirectly through reference to a capitalized term used therein, means (i) principles that are consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors, in effect for the fiscal year ended on January 1, 2000, and (ii) to the extent consistent with such principles, the accounting practice of the Borrower reflected in its Initial Financial Statements, and (b) when used in general, generally accepted accounting principles, other than as provided above, means principles that are (i) consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors, as in effect from time to time, and (ii) consistently applied with past financial statements of the Company adopting the same principles, provided that in each case referred to in this definition of "generally accepted accounting principles" a certified public accountant would, insofar as the use of such accounting principles is pertinent, be in a position to deliver an unqualified opinion (other than a qualification regarding changes in generally accepted accounting principles) as to financial statements in which such principles have been properly applied.

      SECTION 1.03. Types of Borrowings. Borrowings and Loans hereunder are distinguished by "Type". The Type of a Loan refers to whether such Loan is a Base Rate Loan, a Euro-Currency Loan, a Swingline Loan, a Money Market LIBOR Loan, or a Money Market Absolute Rate Loan. The term "Borrowing" denotes the aggregation of Loans of one or more Banks to be made to a single Borrower pursuant to Article II on a single date and for a single Interest Period. Borrowings are classified for purposes of this Agreement either by reference to the pricing of Loans comprising such Borrowing (e.g., a "Euro-Currency Borrowing" is a Borrowing comprised of Euro-Currency Loans) or by reference to the provisions of Article II under which participation therein is determined (i.e., a "Committed Borrowing" is a Borrowing under Section 2.01 in which all Banks participate in proportion to their Commitments, a "Money Market Borrowing" is a Borrowing under Section 2.03 in which the Bank participants are determined on the basis of their bids and a Swingline Borrowing is a Borrowing of a Swingline Loan).

                                   ARTICLE II

                                   The Credits
                                   -----------

      SECTION 2.01. Commitments to Lend. (a) Committed Loans. During the Revolving Credit Period each Bank severally agrees, on the terms and conditions set forth in this Agreement, to lend to the Company or any Eligible Subsidiary Committed Loans from time to time in amounts that will not result in (i) such Bank's Committed Exposure at any time exceeding its Commitments at such time, and (ii) the sum of the Letter of Credit Exposure and the aggregate principal amount of all outstanding Loans at any time exceeding the Total

Commitments. Within the foregoing limits, a Borrower may borrow under this subsection, repay, or to the extent permitted by Section 2.12, prepay Committed Loans and reborrow at any time during the Revolving Credit Period under this subsection (a). All Committed Loans shall be made in Dollars. The Commitments on the date of this Agreement total in the aggregate $325,000,000.

      (b) Borrowings Ratable. Each Borrowing under this Section 2.01 shall be made from the Banks ratably in proportion to their respective Commitments.

      SECTION 2.02. Notice of Committed Borrowings. A Borrower shall give the Agent notice (a "Notice of Committed Borrowing") not later than 11:00 A.M. (New York City time) on the date (a) of any Base Rate Borrowing, and (b) three Euro-Currency Business Days before any Euro-Currency Borrowing, specifying:

            (i) the date of such Borrowing, which shall be a Domestic Business Day in the case of a Domestic Borrowing or a Euro-Currency Business Day in the case of a Euro-Currency Borrowing;

            (ii) the aggregate amount of such Borrowing, which shall be $5,000,000 or a larger multiple of $500,000 (except that any Committed Borrowing may be in an aggregate amount equal to the excess of the Total Commitments over the sum of the aggregate principal amount of all outstanding Loans and the Letter of Credit Exposure);

            (iii) whether the Loans comprising such Borrowing are to be Base Rate Loans or Euro-Currency Loans; and

            (iv) in the case of a Euro-Currency Borrowing, the duration of the Interest Period applicable thereto, subject to the provisions of the definition of Interest Period.

      SECTION 2.03. Money Market Borrowings.

      (a) The Money Market Option. In addition to Committed Borrowings pursuant to Section 2.01, any Borrower may, as set forth in this Section, request the Banks from time to time during the Revolving Credit Period to make offers to make Money Market Loans to such Borrower. The Banks may, but shall have no obligation to, make such offers and the Borrower may, but shall have no obligation to, accept any such offers in the manner set forth in this Section.

      (b) Money Market Quote Request. When a Borrower wishes to request offers to make Money Market Loans under this Section, it shall transmit to the Agent by telex or facsimile transmission a Money Market Quote Request substantially in the form of Exhibit B hereto so as to be received no later than 11:00 A.M. (New York City time) (x) three Euro-Currency Business Days prior to the date of Borrowing proposed therein, in the case of a LIBOR Auction for Money Market Loans to be made in Dollars or (y) one Domestic Business Day prior to the date of Borrowing proposed therein, in the case of an Absolute Rate Auction for Money Market Loans to be made in Dollars (or, in any case, such other time or date as the Company and the Agent shall have mutually agreed upon and shall have notified to the Banks not later than the date of the Money Market Quote Request for the first LIBOR Auction or Absolute Rate Auction for which such change is to be effective) specifying:

            (i) the proposed date of Borrowing, which shall be a Euro-Currency Business Day in the case of a LIBOR Auction or a Domestic Business Day in the case of an Absolute Rate Auction,

            (ii) the aggregate amount of such Borrowing (expressed in Dollars), which shall be $5,000,000 or a larger multiple of $500,000,

            (iii) the currency in which the proposed Borrowing is to be made, which shall be Dollars,

            (iv) the duration of the Interest Period applicable thereto, subject to the provisions of the definition of Interest Period, and

            (v) whether the Money Market Quotes requested are to set forth a Money Market Margin or a Money Market Absolute Rate.

      A Borrower may request offers to make Money Market Loans for more than one Interest Period in a single Money Market Quote Request. The Borrower shall pay to the Agent for its account within ten days of being invoiced therefor, a nonrefundable competitive bid fee in the amount of $650 with respect to each Money Market Quote Request.

      (c) Invitation for Money Market Quotes. Promptly upon receipt of a Money Market Quote Request, the Agent shall send to the Banks by telex or facsimile transmission an Invitation for Money Market Quotes substantially in the form of Exhibit C hereto, which shall constitute an invitation by the applicable Borrower to each Bank to submit Money Market Quotes offering to make the Money Market Loans to which such Money Market Quote Request relates in accordance with this Section.

      (d) Submission and Contents of Money Market Quotes. (i) Each Bank may submit a Money Market Quote containing an offer or offers to make Money Market Loans in response to any Invitation for Money Market Quotes. Each Money Market Quote must comply with the requirements of this subsection (d) and must be submitted to the Agent by telex or facsimile transmission at its offices specified in or pursuant to Section 9.01 not later than (x) 10:00 A.M. (New York City time) on the second Euro-Currency Business Day prior to the proposed date of Borrowing, in the case of a LIBOR Auction for Money Market Loans to be made in Dollars or (y) 10:00 A.M. (New York City time) on the proposed date of Borrowing, in the case of an Absolute Rate Auction for Money Market Loans to be made in Dollars (or, in any case, such other time or date as the Company and the Agent shall have mutually agreed and shall have notified to the Banks not later than the date of the Money Market Quote Request for the first LIBOR Auction or Absolute Rate Auction for which such change is to be effective); provided that Money Market Quotes submitted by the Agent (or any affiliate of the Agent) in the capacity of a Bank may be submitted, and may only be submitted, if the Agent or such affiliate notifies the applicable Borrower of the terms of the offer or offers contained therein not later than fifteen minutes prior to the latest time that Money Market Quotes may be submitted by other Banks as provided above. Subject to Articles III and VI, any Money Market Quote so made shall be irrevocable except with the written consent of the Agent given on the instructions of the applicable Borrower.

            (ii) Each Money Market Quote shall be in substantially the form of Exhibit D hereto and shall in any case specify:

                  (A) the proposed date of Borrowing,

                  (B) the  principal  amount of the Money  Market Loan for which each such offer is being made (expressed in Dollars), which principal amount (x) may be greater than or less than the Commitment of the quoting Bank, (y) must be $1,000,000 or a larger multiple thereof and (z) may not exceed the principal amount of Money Market Loans for which offers were requested,

                  (C) the  currency of the Money Market Loan for which each such offer is being made, which shall be in Dollars,

                  (D) in the case of a LIBOR Auction,  the margin above or below the applicable LIBOR Rate (the "Money Market Margin") offered for each such Money Market Loan, expressed as a percentage (rounded to the nearest 1/10,000th of 1%) to be added to or subtracted from such LIBOR Rate,

                  (E) in the  case of an  Absolute  Rate  Auction,  the  rate of interest per annum (rounded to the nearest 1/10,000th of 1%) (the "Money Market Absolute Rate") offered for each such Money Market Loan, and

                  (F) the identity of the quoting Bank.

            A Money Market Quote may set forth up to five separate offers by the quoting Bank with respect to each Interest Period specified in the related Invitation for Money Market Quotes.

            (iii) Any Money Market Quote shall be disregarded if it:

                  (A) is not  substantially  in conformity with Exhibit D hereto or does not specify all of the  information  required by  subsection
            (d)(ii);

                  (B) contains qualifying, conditional or similar language;

                  (C) proposes terms other than or in addition to those set forth in the applicable Invitation for Money Market Quotes; or

                  (D) arrives after the time set forth in subsection (d)(i).

      (e) Notice to Borrower. The Agent shall promptly notify the applicable Borrower of the terms (x) of any Money Market Quote submitted by a Bank that is in accordance with subsection (d) and (y) of any Money Market Quote that amends, modifies or is otherwise inconsistent with a previous Money Market Quote submitted by such Bank with respect to the same Money Market Quote Request. Any such subsequent Money Market Quote shall be disregarded by the Agent unless such subsequent Money Market Quote is submitted solely to correct a manifest error in such former Money Market Quote. The Agent's notice to the applicable Borrower shall specify (A) the aggregate principal amount of Money Market Loans for which offers have been received for each Interest Period specified in the related Money Market Quote Request, (B) the respective principal amounts and Money Market Margins or Money Market Absolute Rates, as the case may be, so offered and (C) if applicable, limitations on the aggregate principal amount of Money Market Loans for which offers in any single Money Market Quote for any Interest Period may be accepted.

      (f) Acceptance and Notice by Borrower. Not later than 11:00 A.M. (New York City time) on (x) the second Euro-Currency Business Day prior to the proposed date of Borrowing, in the case of a LIBOR Auction for Money Market Loans to be made in Dollars or (y) the proposed date of Borrowing, in the case of an Absolute Rate Auction for Money Market Loans to be made in Dollars (or, in any case, such other time or date as the Company and the Agent shall have mutually agreed upon and shall have notified to the Banks not later than the date of the Money Market Quote Request for the first LIBOR Auction or Absolute Rate Auction for which such change is to be effective), the applicable Borrower shall notify the Agent of its acceptance or non-acceptance of the offers so notified to it pursuant to subsection (e). In the case of acceptance, such notice (a "Notice of Money Market Borrowing") shall specify the aggregate principal amount of offers for each Interest Period that are accepted, expressed in Dollars. The applicable Borrower may accept any Money Market Quote for any Interest Period in whole or in part; provided that:

                  (i) the aggregate principal amount of each Money Market Borrowing may not exceed the applicable amount set forth in, and the currency thereof must be the currency set forth in, the related Money Market Quote Request,

                  (ii) the principal  amount of each Money Market Borrowing must be $5,000,000 or a larger multiple of $500,000,

                  (iii) acceptance of offers may only be made on the basis of ascending Money Market Margins or Money Market Absolute Rates, as the case may be, and

                  (iv) a Borrower  may not accept any offer that is described in subsection (d)(iii) or that otherwise fails to comply with the requirements of this Agreement.

      (g) Allocation by Agent. If offers are made by two or more Banks with the same Money Market Margins or Money Market Absolute Rates, as the case may be, for a greater aggregate principal amount than the amount in respect of which such offers are accepted for the related Interest Period, the principal amount of Money Market Loans in respect of which such offers are accepted shall be allocated by the Agent among such Banks as nearly as possible (in multiples of such number, not greater than $1,000,000, as the Agent may deem appropriate) in proportion to the aggregate principal amounts of such offers. Determinations by the Agent of the pro rata amounts of Money Market Loans shall be conclusive in the absence of manifest error.

      SECTION 2.04. Swingline Loans. (a) During the Revolving Credit Period the Swingline Lender agrees, on the terms and conditions set forth in this Agreement, to lend to any Borrower from time to time amounts that will not result in (i) the aggregate principal amount of outstanding Swingline Loans at any time exceeding $50,000,000, or (ii) the sum of the Letter of Credit Exposure and the aggregate principal amount of all outstanding Loans at any time exceeding the Total Commitments. All Swingline Loans shall be made in Dollars.

      (b) In order to request a Swingline Loan, a Borrower shall notify the Agent of such request not later than 1:00 P.M. (New York City time) on the day of a proposed Swingline Loan, specifying the proposed date (which shall be a Domestic Business Day) and amount of the requested Swingline Loan (which shall be $1,000,000 or a larger multiple of $100,000) and the duration of the Interest Period applicable thereto, subject to the definition of Interest Period. The Agent will promptly advise the Swingline Lender of any such notice received from a Borrower. The Swingline Lender shall make each Swingline Loan available to the applicable Borrower by means of a credit to the general deposit account of the Company with the Swingline Lender by 3:00 P.M. (New York City time) on the requested date of such Swingline Loan (and if the applicable Borrower is an Eligible Subsidiary, the Company shall make such funds available to such Borrower).

      (c) The Swingline Lender may by written notice given to the Banks not later than 10:00 A.M., New York City time, on any Domestic Business Day require the Banks to acquire participations on such Business Day in all or a portion of the Swingline Loans outstanding. Such notice shall specify the aggregate amount of Swingline Loans in which the Banks will acquire participations. In furtherance of the foregoing, each Bank hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to the Agent, for the account of the Swingline Lender, such Bank's Applicable Percentage of such Swingline Loan or Loans. Each Bank acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever; provided, however, that a Bank shall not be required to acquire a participation in a Swingline Loan pursuant to this paragraph if (i) a Default shall have occurred and was continuing at the time such Swingline Loan was made and (ii) such Bank shall have notified the Swingline Lender in writing, not less than one Domestic Business Day before such Swingline Loan was made, that such Default has occurred and that such Bank will not participate in any Swingline Loans made while such Default is continuing. Each Bank shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in
Section 2.05 with respect to Loans made by such Bank (and Section 2.05 shall apply, mutatis mutandis, to the payment obligations of the Banks). The Agent shall notify the Company of any participations in any Swingline Loan acquired pursuant to this paragraph. Any amounts received by the Swingline Lender from any Borrower (or other party on behalf of any Borrower) in respect of a Swingline Loan after receipt by the Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Agent; any such amounts received by the Agent shall be promptly remitted by the Agent to the Banks that shall have made their payments pursuant to this paragraph and to the Swingline Lender, as their interests may appear. The purchase of participations in a Swingline Loan pursuant to this paragraph shall not relieve the applicable Borrower of any default in the payment thereof.

      SECTION 2.05. Notice to Banks; Funding of Loans. (a) Upon receipt of a Notice of Borrowing, the Agent shall promptly notify each Bank of the contents thereof and of such Bank's share (if any) of such Borrowing and such Notice of Borrowing shall not thereafter be revocable by the applicable Borrower.

      (b) Not later than 12:00 Noon (New York City time) on the date of each Borrowing, each Bank participating therein shall make available its share of such Borrowing, in Federal or other funds immediately available in New York City, to the Agent at its address specified in or pursuant to Section 9.01 to the account of the Agent at such place as shall have been notified by the Agent to the Banks by not less than five Domestic Business Days' notice. Unless the Agent determines that any applicable condition specified in Article III has not been satisfied, the Agent will make the funds so received from the Banks available to the Company at the Agent's aforesaid address (and if the applicable Borrower is an Eligible Subsidiary, the Company shall make such funds available to such Borrower).

      (c) If an Issuing Bank has not received from the relevant Borrower a payment required by Section 2.17(g) to be made to such Issuing Bank by 1:00 P.M. (New York City time) on the date on which such payment is due, as provided in
Section 2.17(g), such Issuing Bank shall promptly notify the Agent thereof (and, if the unreimbursed Letter of Credit Disbursement was made in an Alternative Currency, the Dollar Amount thereof) and, promptly following receipt of such notice, the Agent will notify each Bank of the Letter of Credit Disbursement and such Bank's Applicable Percentage of such Letter of Credit Disbursement. Not later than 4:00 P.M. (New York City time) on such date, each Bank shall make available such Bank's Applicable Percentage of such Letter of Credit
Disbursement (in Dollars, in the amount determined as provided in Section 2.17(l) if such Letter of Credit Disbursement was made in an Alternative Currency), in Federal or other funds immediately available in New York City, to the Agent at its address specified in or pursuant to Section 9.01, and the Agent will promptly make such funds available to such Issuing Bank. Thereafter, any payments made by the applicable Borrower in respect of such Letter of Credit Disbursement shall be paid to the Agent in Dollars (and such Issuing Bank shall promptly remit such payments to the Agent if received by such Issuing Bank) and the Agent will promptly remit to each Bank that shall have made such funds available its Applicable Percentage of any amounts subsequently received by the Agent from such Issuing

Bank or the applicable Borrower in respect of such Letter of Credit Disbursement (excluding interest for the account of such Issuing Bank for the period prior to the date that such Bank shall have made such funds available).

      (d) If any Bank (including the Swingline Lender) makes a new Loan to a Borrower hereunder on a day on which such Borrower is to repay all or any part of an outstanding Loan denominated in the same currency from such Bank, such Bank shall apply the proceeds of its new Loan to make such repayment and only an amount equal to the difference (if any) between the amount being borrowed and the amount being repaid shall be made available by such Bank to the Agent as provided in subsection (c) of this Section, or remitted by such Borrower to the Agent as provided in Section 2.13, as the case may be.

      (e) Unless the Agent shall have received notice from a Bank prior to the date of any Borrowing, or prior to the time of any required payment by such Bank in respect of a Letter of Credit Disbursement, that such Bank will not make available to the Agent such Bank's share of such Borrowing or payment, the Agent may assume that such Bank has made such share available to the Agent on the date of such Borrowing or payment in accordance with subsection (b) or (c), as applicable, of this Section 2.05 and the Agent may, in reliance upon such assumption, make available to the applicable Borrower or the applicable Issuing Bank, as the case may be, on such date a corresponding amount. If and to the extent that such Bank shall not have so made such share available to the Agent, such Bank and such Borrower severally agree to repay to the Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available by the Agent until the date such amount is repaid to the Agent, at (i) in the case of a Borrower, a rate per annum equal to the higher of the Federal Funds Rate and the interest rate applicable thereto pursuant to Section 2.08 or Section 2.17(g), as applicable, and (ii) in the case of such Bank, the Federal Funds Rate. In the case of a Borrowing, if such Bank shall repay to the Agent such corresponding amount, such amount so repaid shall constitute such Bank's Loan included in such Borrowing for purposes of this Agreement.

      SECTION 2.06. Notes. (a) The Loans of each Bank to each Borrower shall be evidenced by a single Note of such Borrower payable to the order of such Bank for the account of its Applicable Lending Office.

      (b) Each Bank may, by notice to a Borrower and the Agent, request that its Loans to such Borrower of a particular Type be evidenced by a separate Note of such Borrower. Each such Note shall be in substantially the form of Exhibit A hereto with appropriate modifications to reflect the fact that it evidences solely Loans of the relevant Type. Each reference in this Agreement to the "Note" of such Bank shall be deemed to refer to and include any or all of such Notes, as the context may require.

      (c) Upon receipt of each Bank's Note pursuant to Section 3.01(b) or 3.03(a), the Agent shall forward such Note to such Bank. Each Bank shall record the date, amount, Type and maturity of each Loan made by it to each Borrower and the date and amount of each payment of principal made by such Borrower with respect thereto, and may, in connection with any transfer of any of its Notes, endorse on the schedule forming a part thereof appropriate notations to evidence the foregoing information with respect to each such Loan of such Borrower then outstanding; provided that (and each Borrower understands and agrees that) the failure of any Bank to make any such recordation or endorsement shall not affect the obligations of any Borrower hereunder or under the Notes. Each Bank is hereby irrevocably authorized by each Borrower to so endorse its Note and to attach to and make a part of its Note a continuation of any such schedule as and when required.

      SECTION 2.07. Interest Rate Elections. (a) The initial Type of Loans comprising each Committed Borrowing, and the duration of the initial Interest Period applicable thereto if they are initially Euro-Currency Loans, shall be as specified in the applicable Notice of Borrowing. Thereafter, the relevant Borrower may from time to time elect to change or continue the Type of, or the duration of the Interest Period applicable to, the Loans included in any Committed Borrowing (excluding overdue Loans and subject in each case to the provisions of the definition of Interest Period and Article VIII), as follows:

            (i) if such Loans are Base Rate Loans, such Borrower may elect to designate such Loans as Euro-Currency Loans, may elect to continue such Loans as Base Rate Loans for an additional Interest Period, or may elect to designate such Loans as any combination of Base Rate Loans and Euro-Currency Loans;

            (ii) if such Loans are Euro-Currency Loans, such Borrower may elect to designate such Loans as Base Rate Loans, may elect to continue such Loans as Euro-Currency Loans for an additional Interest Period, or may elect to designate such Loans as any combination of Base Rate Loans and Euro-Currency Loans.

Notwithstanding the foregoing, no Borrower may elect an Interest Period for Euro-Currency Loans unless the aggregate outstanding principal amount of Euro-Currency Loans (including any such Euro-Currency Loans made pursuant to Section 2.01 on the date that such Interest Period is to begin) to which such Interest Period will apply is $5,000,000 or any larger multiple of $500,000.

      (b) Any election permitted by subsection (a) of this Section may become effective on any Euro-Currency Business Day specified by the applicable Borrower (the "Election Date"); provided that, with respect to any outstanding Euro-Currency Loan, the applicable Borrower may not specify an Election Date that is other than the last day of the Interest Period therefor. Each such election shall be made by the applicable Borrower by delivering a notice (a "Notice of Interest Rate Election") to the Agent not later than 11:00 A.M. (New York City time) on (x) the Election Date, if all the resulting Loans will be Base Rate Loans and (y) the date three Euro-Currency Business Days before the Election Date, if the resulting Loans will include Euro-Currency Loans. Each Notice of Interest Rate Election shall specify with respect to the outstanding Loans to which such notice applies:

            (i) the Election Date;

            (ii) if the Type of Loan is to be changed, the new Type of Loan and, if such new Type is a Euro-Currency Loan, the duration of the new Interest Period applicable thereto;

            (iii) if such Loans are Euro-Currency Loans and the Type of such Loans is to be continued for an additional or different Interest Period, the duration of such additional or different Interest Period; and

            (iv) if such Loans are to be designated as a combination of Base Rate Loans or Euro-Currency Loans, the information specified in clauses
      (i) through (iii) above as to each resulting Borrowing and the aggregate amount of each such Borrowing.

Each Interest Period specified in a Notice of Interest Rate Election shall comply with the provisions of the definition of Interest Period and the last sentence of subsection (a) of this Section.

      (c) Upon receipt of a Notice of Interest Rate Election, the Agent shall promptly notify each Bank of the contents thereof and of such Bank's share of such Borrowing and such notice shall not thereafter be revocable by the applicable Borrower.

      (d) If a Borrower (i) fails to deliver a timely Notice of Interest Rate Election to the Agent electing to continue or change the Type of, or the duration of the Interest Period applicable to, the Loans included in any Committed Borrowing as provided in this Section and (ii) has not theretofore delivered a notice of prepayment relating to such Committed Loans, then such Borrower shall be deemed to have given the Agent a Notice of Interest Rate Election electing to change the Type of such Loans to (or continue the Type thereof as) Base Rate Loans, with an Interest Period commencing on the last day of the then current Interest Period.

      SECTION 2.08. Interest Rates. (a) Each Base Rate Loan shall bear interest on the outstanding principal amount thereof, for each day from the date such Loan is made until it becomes due or is converted to a Loan of another Type, at a rate per annum equal to the Base Rate for such day plus the Base Rate Margin. Such interest shall be payable for each Interest Period on the last day thereof and, with respect to the principal amount of any Base Rate Loan converted to a Euro-Currency Loan, on the date such Base Rate Loan is so converted. Any overdue principal of or interest on any Base Rate Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 2% plus the rate otherwise applicable to such Base Rate Loan for such day.

      "Base Rate Margin" applicable to any Base Rate Loan outstanding on any day until the date that financial statements for the fiscal quarter ending September 30, 2000 are required to be delivered pursuant to Section 5.01(b) (whether or not so delivered) shall be .50%, and, thereafter shall mean:

      (i) if such day falls within a Level I Pricing Period, then 0.00%;

      (ii) if such day falls within a Level II Pricing Period, then 0.25%;

      (iii) if such day falls within a Level III Pricing Period, then 0.50%; or

      (iv) if such day falls within a Level IV Pricing Period, then 0.75%.

      (b) Each Euro-Currency Loan shall bear interest on the outstanding principal amount thereof, for each day during each Interest Period applicable thereto, at a rate per annum equal to the sum of the Euro-Currency Margin for such day plus the LIBOR Rate applicable to such Interest Period. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than three months, at intervals of three months after the first day thereof. Any overdue principal of or interest on any Euro-Currency Loan shall bear interest, payable on demand, for each day from and including the date payment thereof was due to but excluding the date of actual payment, at a rate per annum equal to 2% plus the sum of the Euro-Currency Margin for the same day plus the London Interbank Offered Rate applicable to such Loan on the date such payment was due (or, if the circumstances described in Section 8.01 shall exist, at a rate per annum equal to the sum of 2% plus the rate applicable to Base Rate Loans for such day).

      "Euro-Currency Margin" applicable to any Euro-Currency Loan outstanding on any day until the date that financial statements for the fiscal quarter ending September 30, 2000 are required to be delivered pursuant to Section 5.01(b) (whether or not so delivered) shall be 1.50%, and, thereafter shall mean:

            (i) if such day falls within a Level I Pricing Period, then 0.90%;

            (ii) if such day falls within a Level II Pricing Period, then 1.25%;

            (iii) if such day falls within a Level III Pricing Period, then 1.50%; or

            (iv) if such day falls within a Level IV Pricing Period, then 1.65%.

      (c) Subject to Section 8.01, each Money Market LIBOR Loan shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at a rate per annum equal to the sum of the LIBOR Rate for such Interest Period plus (or minus) the Money Market Margin quoted by the Bank making such Loan in accordance with Section 2.03. Each Money Market Absolute Rate Loan shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at a rate per annum equal to the Money Market Absolute Rate quoted by the Bank making such Loan in accordance with
Section 2.03. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than three months, at intervals of three months after the first day thereof. Any overdue principal of or interest on any Money Market Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 2% plus the Base Rate plus the Base Rate Margin for such day.

      (d) Each Swingline Loan shall bear interest on the outstanding principal amount thereof, for each day during the Interest Period applicable thereto, at such rate per annum as shall be agreed to in writing by the applicable Borrower and the Swingline Lender with respect to such Swingline Loan or, if no such agreement shall be made, at a rate per annum equal to the Base Rate plus the Base Rate Margin for such day. Such interest shall be payable for each Interest Period on the last day thereof. Any overdue principal of or interest on any Swingline Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 2% plus the higher of (i) the rate of interest applicable to such Swingline Loan prior to default and (ii) the Base Rate plus the Base Rate Margin for such day.

      (e) The Agent shall determine each interest rate applicable to the Loans hereunder pursuant to the terms hereof. The Agent shall give prompt notice to the applicable Borrower and the Banks of each rate of interest so determined, and its determination thereof shall be conclusive in the absence of manifest error.

      SECTION 2.09. Fees. (a) Facility Fee. The Company shall pay to the Agent for the account of the Banks ratably a facility fee at the applicable per annum Facility Fee Rate. Such facility fee shall accrue (i) from and including the Effective Date to but excluding the date on which the Commitments expire or terminate, on the daily actual amount of the Total Commitments (whether used or unused) and (ii) from and including the date on which the Commitments expire or terminate to but excluding the date on which there ceases to be any Committed Exposure, on the daily average aggregate amount of the total Committed Exposure of the Banks. The Agent shall determine the Facility Fee Rate applicable from time to time in accordance with the terms of this Agreement; provided that the Facility Fee Rate shall be .25% for the period from the Effective Date through the date that financial statements for the fiscal quarter ending September 30, 2000 are required to be delivered pursuant to Section 5.01(b) (whether or not so delivered). Thereafter, the "Facility Fee Rate" applicable on any day shall mean:

            (i) if such day falls within a Level I Pricing Period, then 0.225%;

            (ii) if such day falls within a Level II Pricing Period, then 0.25%;

            (iii) if such day falls within a Level III Pricing Period, then 0.25%; or

            (iv) if such day falls within a Level IV Pricing Period, then 0.35%.

      (b) Payments. Accrued fees under this Section shall be payable quarterly in arrears on (i) the last day of March, June, September and December in each year, commencing on the first such date that occurs on or after the Effective Date, (ii) the date on which the Commitments expire or terminate and (iii) if any Committed Exposure remains after the date on which the Commitments expire or terminate, the date on which there ceases to be any Committed Exposure. The Agent shall determine the amount of accrued fees payable hereunder on each payment date and notify the Company thereof.

      SECTION 2.10. Termination or Reduction of Commitments. (a) During the Revolving Credit Period, the Company may, upon at least three Domestic Business Days' notice to the Agent, terminate at any time, or proportionately permanently reduce from time to time by an aggregate amount of $10,000,000 or any larger multiple of $1,000,000, the aggregate amount of the Commitments in excess of the sum of the Letter of Credit Exposure and the aggregate outstanding principal amount of the Loans.

      (b) The Commitments shall terminate on the Termination Date.

      SECTION 2.11. Maturity of Loans. (a) The Committed Loans of each Bank shall mature, and the principal amount thereof shall be due and payable, together with accrued interest thereon, on the Termination Date.

      (b) Each Money Market Loan and Swingline Loan shall mature, and the principal amount thereof shall be due and payable, together with accrued interest thereon, on the last day of the Interest Period applicable to such Loan.

      SECTION 2.12. Prepayments. (a) Subject to subsection (d) of this Section and Section 2.14, a Borrower may, upon at least one Domestic Business Day's notice (or, in the case of a Committed Borrowing of Fixed Rate Loans, two Domestic Business Days' notice) to the Agent, prepay any Committed Borrowing (or any Money Market Borrowing bearing interest based upon the Base Rate pursuant to
Section  8.01) of such  Borrower  in whole at any time,  or from time to time in part in amounts aggregating $5,000,000 or any larger multiple of $500,000, by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment. Each such optional prepayment shall be applied to prepay ratably the Loans of the several Banks included in such Borrowing.

      (b) A Borrower may, upon notice to the Agent prior to 12:00 Noon (New York City time) on the date of prepayment (which shall be a Domestic Business Day), prepay any Swingline Loan of such Borrower in whole at any time, or from time to time in part in amounts aggregating $1,000,000 or any multiple of $100,000 in excess thereof, by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment.

      (c) Unless the Required Banks shall otherwise consent in writing, if any Debt shall be incurred (excluding any Borrowings and Loans hereunder and any Debt permitted under Section 5.16 of this Agreement) by the Company or any of its Subsidiaries, an amount equal to 50% of the Net Cash Proceeds thereof (or 100% thereof if an Event of Default then exists) shall be delivered to the Agent within three Domestic Business Days after the date of such issuance or incurrence to be applied pro rata towards the prepayment of the Committed Loans as set forth herein. Unless the Required Banks shall otherwise consent in writing, if the Company or any of its Subsidiaries shall receive Net Cash
Proceeds from any Asset Sale, an amount equal to 50% of the Net Cash Proceeds thereof (or 100% thereof if an Event of Default then exists) shall be delivered to the Agent within three Domestic Business Days after such date of receipt to be applied towards the prepayment of the Committed Loans as set forth herein, unless a Notice of

Reinvestment has been delivered relating thereto; provided, that (i) the aggregate Net Cash Proceeds of Asset Sales that may be excluded from the foregoing mandatory prepayment requirement pursuant to Notices of Reinvestment shall not exceed $30,000,000 in any fiscal year of the Company, and (ii) on each Reinvestment Prepayment Date, an amount equal to the Reinvestment Prepayment Amount with respect to the relevant Asset Sale shall be applied pro rata toward the prepayment of the Committed Loans as set forth herein. Prepayments required under this Section 2.12(c) shall be applied to pay down Committed Loans and to permanently reduce the Total Commitments but not below $300,000,000.

      (d) No Borrower may prepay all or any portion of the principal amount of any Money Market Loan (other than a Money Market Loan bearing interest based upon the Base Rate pursuant to Section 8.01) without the prior written consent of the Bank holding such Money Market Loan.

      (e) If at any time, whether as a result of an adjustment to the Dollar Amount of any Letter of Credit Exposure denominated in an Alternative Currency or for any other reason, (i) the aggregate principal amount of all outstanding Loans exceeds the Total Commitments, (ii) the aggregate principal amount of all outstanding Swingline Loans exceeds $50,000,000, (iii) the sum of the Letter of Credit Exposure exceeds $50,000,000, or (iv) the sum of the Letter of Credit Exposure and the aggregate principal amount of all outstanding Loans exceeds the Total Commitments, then the Borrowers shall prepay immediately Swingline Loans or Committed Loans in a principal amount sufficient to eliminate each such excess. If such prepayments shall not be sufficient to eliminate any such excess, then Section 2.17(k) shall apply.

      (f) The Borrowers shall repay the Committed Loans and the Swingline Loans on each date the Total Commitments are reduced hereunder pursuant to Section
2.10 in an amount sufficient to cause all outstanding Committed Loans, Letter of Credit Exposure and Swingline Loans to be less than or equal to the Total Commitments as so reduced.

      (g) Upon receipt of a notice of prepayment pursuant to this Section, the Agent shall promptly notify each Bank (or, in the case of a Swingline Loan, the Swingline Lender) of the contents thereof and of such Bank's ratable share of such prepayment and such notice shall not thereafter be revocable by the applicable Borrower.

      SECTION 2.13. General Provisions as to Payments. (a) Except as otherwise expressly provided herein, all payments to be made by any Borrower hereunder or under the Notes in Dollars shall be made not later than 1:00 P.M. (New York City time) on the date when due, in Federal or other funds immediately available in New York City, to the Agent at its address referred to in Section 9.01. The Agent will promptly distribute to each Bank its ratable share of each such payment received by the Agent for the account of the Banks.

      (b) All payments to be made by any Borrower hereunder in an Alternative Currency pursuant to Section 2.17(l) shall be made in such Alternative Currency in such funds as may then be customary for the settlement of international transactions in such Alternative Currency for the account of the Issuing Bank pursuant to Section 2.17(l) at such time and at such place as shall have been notified by the Issuing Bank to such Borrower and the applicable Banks by not less than four Euro-Currency Business Days' notice. The Agent will promptly cause any such payments for the account of any Bank to be distributed to the Bank entitled thereto in like funds.

      (c) Whenever any payment of principal of, or interest on, the Domestic Loans or any Money Market Absolute Rate Loans or of fees shall be due on a day which is not a Domestic Business Day, the date for payment thereof shall be extended to the next succeeding Domestic Business Day. If the date for any payment of principal is extended by operation of law or otherwise, interest thereon shall be payable for such extended time.

      (d) Unless the Agent shall have received notice from the relevant Borrower prior to the date on which any payment is due to the Banks hereunder that such Borrower will not make such payment in full, the Agent may assume that such Borrower has made such payment in full to the Agent on such date and the Agent may, in reliance upon such assumption, cause to be distributed to each Bank on such due date an amount equal to the amount then due such Bank. If and to the extent that such Borrower shall not have so made such payment, each Bank shall repay to the Agent forthwith on demand such amount distributed to such Bank, together with interest thereon, for each day from the date such amount is distributed to such Bank until the date such Bank repays such amount to the Agent, at the Federal Funds Rate.

      (e) All payments hereunder shall be made without setoff or counterclaim and shall be made in Dollars except as expressly provided in Section 2.17(l).

      SECTION 2.14. Funding Losses. If any Borrower makes any payment of principal with respect to any Fixed Rate Loan (pursuant to Article II, VI or VIII or otherwise) on any day other than the last day of the Interest Period applicable thereto, or the end of an applicable period fixed pursuant to Section 2.08(d), or if any Borrower fails to borrow any Fixed Rate Loans after notice has been given to any Bank in accordance with Section 2.05(a) or to change or continue the Type of, or the duration of the Interest Period applicable to, any Fixed Rate Loans after notice has been given to any Bank in accordance with
Section 2.07(c), such Borrower shall reimburse each Bank within 15 days after demand for any resulting loss or expense incurred by it (or by an existing or prospective Participant in the related Loan) including (without limitation) any loss incurred in obtaining, liquidating or employing deposits from third parties, but excluding loss of margin for the period after any such payment or failure to borrow; provided that such Bank shall have delivered to the applicable Borrower a certificate as to the amount of such loss or expense, which certificate shall be conclusive in the absence of manifest error. For purposes of this Section, any Swingline Loan bearing interest at a fixed rate shall be deemed to be a Fixed Rate Loan.

      SECTION 2.15. Computation of Interest and Fees. Interest based on the Prime Rate hereunder shall be computed on the basis of a year of 365 or 366 days and paid for the actual number of days elapsed (including the first day but excluding the last day). All other interest and fees shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day).

      SECTION 2.16. Judgment Currency. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due from any Borrower hereunder or under any of the Notes in the currency expressed to be payable herein or under the Notes (the "specified currency") into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Agent could purchase the specified currency with such other currency at the Agent's Boston office on the Euro-Currency Business Day preceding that on which final judgment is given. The obligations of each Borrower in respect of any sum due to any Bank or the Agent hereunder or under any Note shall, notwithstanding any judgment in a currency other than the specified currency, be discharged only to the extent that on the Euro-Currency Business Day following receipt by such Bank or the Agent (as the case may be) of any sum adjudged to be so due in such other currency such Bank or the Agent (as the case may be) may in accordance with normal banking procedures purchase the specified currency with such other currency; if the amount of the specified currency so purchased is less than the sum originally due to such Bank or the Agent, as the case may be, in the specified currency, the Borrower that is liable for the relevant payment agrees, to the fullest extent that it may effectively do so, as a separate obligation and notwithstanding any such judgment, to indemnify such Bank or the Agent, as the case may be, against such loss, and if the amount of the specified currency so purchased exceeds (a) the sum originally due to any Bank or the Agent, as the case may be, in the specified currency and (b) any amounts shared with other Banks as a result of allocations of such excess as a disproportionate payment to such Bank under
Section 9.04, such Bank or the Agent, as the case may be, agrees to remit such excess to such Borrower.

      SECTION 2.17. Letters of Credit. (a) Any Borrower may request the issuance of Letters of Credit by any Issuing Bank, in a form reasonably acceptable to the Agent and such Issuing Bank, appropriately completed, for the account of such Borrower, at any time and from time to time during the Revolving Credit Period; provided that any Letter of Credit shall be issued only if, and each request by any Borrower for the issuance of any Letter of Credit shall be deemed a representation and warranty of the Company and such Borrower that, immediately following the issuance of any such Letter of Credit, (i) the sum of the Letter of Credit Exposure and the aggregate principal amount of all outstanding Loans shall not exceed the Total Commitments, (ii) the Letter of Credit Exposure shall not exceed $50,000,000, and (iii) if such Letter of Credit provides for the payment of drawings in an Alternative Currency, the aggregate Dollar Amount of all outstanding Letter of Credit Exposure denominated in Alternative Currencies shall not exceed $50,000,000.

      (b) Each Letter of Credit shall provide for payment of all drawings thereunder in Dollars or, subject to Section 2.17(l), an Alternative Currency.

      (c) Each issuance of any Letter of Credit shall be made on such prior notice from the applicable Borrower to the Issuing Bank as shall be acceptable to such Issuing Bank specifying the date of issuance, the date on which such Letter of Credit is to expire (which shall not be later than the earlier of (i) the date that is one Domestic Business Day prior to the Termination Date, and
(ii) subject to renewal, the date one year after the date of such Letter of Credit, or, if such Letter of Credit is issued to a beneficiary outside the United States, the date that is five Domestic

Business Days prior to the Termination Date), the amount and currency of such Letter of Credit, the name and address of the beneficiary of such Letter of Credit, whether such Letter of Credit is a documentary or stand-by Letter of Credit, the purpose of such Letter of Credit, and such other information as may be necessary or desirable to complete such Letter of Credit. The Issuing Bank will give the Agent prompt notice of the issuance and amount of each Letter of Credit issued by it, the currency thereof (and, if such currency is an Alternative Currency, the Dollar Amount thereof) and the expiration of such Letter of Credit. The Issuing Bank will give the Agent and the Company (i) daily notice of the aggregate amount available to be drawn under all outstanding Letters of Credit issued by it, (ii) a quarterly summary indicating, on a daily basis during such quarter, the issuance of any Letter of Credit issued by it and the amount thereof, the expiration of any such Letter of Credit and any payment on drafts presented under such Letters of Credit and (iii) in the case of Letters of Credit denominated in an Alternative Currency, periodic notice of the Dollar Amount thereof as contemplated by Section 2.17(l). The Agent shall promptly provide the Banks with copies of such reports.

      (d) The Issuing Bank, by the issuance of such Letter of Credit and without any further action on the part of such Issuing Bank or the Banks in respect thereof, hereby grants to each Bank, and each Bank hereby acquires from the Issuing Bank, a participation in such Letter of Credit equal to such Bank's Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit, effective upon the issuance of such Letter of Credit. In consideration and in furtherance of the foregoing, each Bank hereby absolutely and unconditionally agrees to pay to the Agent, on behalf of the Issuing Bank, in accordance with Section 2.05(c) and, if applicable subsection (l) of this Section, such Bank's Applicable Percentage of each Letter of Credit Disbursement made by the Issuing Bank and not reimbursed by the relevant Borrower when due in accordance with subsection (g) of this Section; provided that the Banks shall not be obligated to make any such payment with respect to any wrongful Letter of Credit Disbursement made as a result of the gross negligence or willful misconduct of the Issuing Bank.

      (e) Each Bank acknowledges and agrees that its obligation to acquire participations pursuant to subsection (d) above in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever (subject only to the proviso in subsection (d) above).

      (f) During the Revolving Credit Period, the Company shall pay (i) to the Agent quarterly in arrears for the account of the Banks ratably (A) a fee at the per annum rate equal to the Euro-Currency Margin on the aggregate undrawn amount of all outstanding Letters of Credit on each day that are in the nature of standby Letters of Credit and (B) a fee at the per annum rate equal to 33 1/3% of the Euro-Currency Margin on the aggregate undrawn amount of all other outstanding Letters of Credit on each day and (ii) to the Issuing Bank quarterly in arrears for the account of the Issuing Bank, a fronting fee equal to 0.125% of the aggregate undrawn amount of all outstanding Letters of Credit on each day. Accrued fees under this subsection shall be calculated by the Agent (in the case of fees payable pursuant to clause (i) above) or the applicable Issuing Bank (in the case of fees payable to it pursuant to clause (ii) above) and shall be payable quarterly in arrears on the last day of March, June, September and December in each year and on the Termination Date (or any earlier date on which the Commitments are terminated). The Agent (in the case of fees payable pursuant to clause (i) above) or the Issuing Bank (in the case of fees payable to it pursuant to clause
(ii) above) will notify the Company of the amount of accrued fees payable hereunder on each payment date. In addition to the foregoing, the Borrower shall pay directly to the Issuing Bank, for its account, the Issuing Bank's customary processing and documentation fees in connection with the issuance or amendment of or payment on any Letter of Credit, payable within 15 days after demand therefor by the Issuing Bank.

      (g) If the Issuing Bank shall pay any draft presented under a Letter of Credit, the Borrower shall pay directly to such Issuing Bank an amount equal to the amount of such draft before 2:00 P.M. (New York City time), on the day on which the Issuing Bank shall have notified the Company (as provided in subsection (j) below) that payment of such draft will be made; provided that, if the Company shall not have received notice of such draft before 10:00 A.M. (New York City time) on the date that payment of such draft is made, then such payment may be made by such Borrower to the Issuing Bank on the Domestic Business Day immediately following the date of receipt by the Company of notice of such draft, together with interest (at a rate per annum equal to the sum of the Euro-Currency Margin at the time plus the rate determined by the Issuing Bank to be equal to the rate per annum at which deposits in the same currency as such draft are then being offered to the Issuing Bank in the London interbank market for a period of one month) on the amount of such draft from and including the date such draft was paid by the Issuing Bank to but excluding such next Domestic Business Day. If the Borrower shall fail to pay any amount required to be paid by it under this subsection when due, such unpaid amount shall bear interest, for each day from and including the due date to but excluding the date of payment, at a rate per annum equal to the interest rate applicable to overdue Base Rate Loans.

      (h) Each Borrower's obligation to reimburse Letter of Credit Disbursements as provided in subsection (g) above shall be absolute, unconditional and irrevocable and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever, and irrespective of:

            (i) any lack of validity or enforceability of any Letter of Credit or any Loan Document;

            (ii) the existence of any claim, setoff, defense or other right which any Borrower, any Subsidiary or any other Person may at any time have against the beneficiary under any Letter of Credit, the Issuing Bank, the Agent or any Bank or any other Person in connection with this Agreement, any other Loan Document or any other related or unrelated agreement or transaction;

            (iii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

            (iv) payment by the Issuing Bank under a Letter of Credit against presentation of a draft or other document which does not comply with the terms of such Letter of Credit, subject to subsection (i) below; and

            (v) any other act or omission or delay of any kind or any other circumstance or event whatsoever, whether or not similar to any of the foregoing and whether or not foreseeable, that might, but for the provisions of this subsection (h), constitute a legal or equitable discharge of any Borrower's obligations hereunder.

      (i) None of the Banks (including any Issuing Bank) nor the Agent nor any of their officers or directors or employees or agents shall be liable or responsible by reason of or in connection with (and the Company shall indemnify and hold harmless each of the Banks, the Issuing Bank, the Agent and their officers, directors, employees and agents from and against any and all liabilities, losses, damages, costs and expenses, including, without limitation, reasonable fees and disbursements of counsel, arising by reason of or in connection with) the execution and delivery or transfer of or payment or failure to pay under any Letter of Credit, including without limitation any of the circumstances enumerated in subsection (h) above, as well as (i) any error, omission, interruption or delay in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, (ii) any error in interpretation of technical terms, (iii) any loss or delay in the transmission of any document required in order to make a drawing under a Letter of Credit, or (iv) any consequences arising from causes beyond the control of the Issuing Bank, including without limitation any government acts, or any other circumstances whatsoever in making or failing to make payment under any Letter of Credit; provided that the Company shall not be required to indemnify the Issuing Bank for any claims, damages, losses, liabilities, costs or expenses, and a Borrower shall have a claim for direct (but not consequential) damage suffered by it, to the extent found by a court of competent jurisdiction to have been caused by (x) the willful misconduct or gross negligence of the Issuing Bank in determining whether a request presented under any Letter of Credit issued by it complied with the terms of such Letter of Credit or (y) the Issuing Bank's failure to pay under any Letter of Credit issued by it after the presentation to it of a request strictly complying with the terms and conditions of such Letter of Credit. Nothing in this subsection (i) is intended to limit the obligations of any Borrower under any other provision of this Agreement. To the extent the Company does not indemnify the Issuing Bank as required by this subsection, the Banks agree to do so ratably in accordance with their Commitments. It is expressly understood and agreed that, for purposes of determining whether a wrongful payment under a Letter of Credit resulted from an Issuing Bank's gross negligence or willful misconduct, the Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary and, in making any payment under any Letter of Credit (A) an Issuing Bank's exclusive reliance on the documents presented to it under such Letter of Credit as to any and all matters set forth therein, including reliance on the amount of any draft presented under such Letter of Credit, whether or not the amount due to the beneficiary thereunder equals the amount of such draft and whether or not any document presented pursuant to such Letter of Credit proves to be insufficient in any material respect, if such document on its face appears to be in order, and whether or not any other statement or any other document presented pursuant to such Letter of Credit proves to be forged or invalid or any statement therein proves to be inaccurate or untrue in any respect whatsoever and (B) any noncompliance in any immaterial respect of the documents presented under such Letter of Credit with the terms thereof shall, in each case, be deemed not to constitute willful misconduct or gross negligence of the Issuing Bank.

      (j) The Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit issued by it. The Issuing Bank shall as promptly as possible give telephonic notification, confirmed by telex or telecopy, to the Agent, the Company and the applicable Borrower of such demand for payment and whether the Issuing Bank has made or will make a Letter of Credit Disbursement thereunder, provided that the failure to give such notice shall not relieve any Borrower of its obligation to reimburse any such Letter of Credit Disbursement in accordance with this Section. The Agent shall promptly give each Bank notice thereof.

      (k) If at any time, as a result of an adjustment to the Dollar Amount of any outstanding Letter of Credit Exposure denominated in an Alternative Currency or otherwise, after giving effect to any prepayment of Loans required to be made pursuant to Section 2.12(c), the sum of the Letter of Credit Exposure and the aggregate principal amount of all outstanding Loans exceeds the Total Commitments, or the Letter of Credit Exposure exceeds $50,000,000, then the Company shall provide cash collateral in respect of the Letter of Credit Exposure as provided below in an amount equal to such excess; provided that, solely for purposes of determining whether the Company is in compliance with the foregoing requirements of this subsection (k), the Total Commitments shall be deemed to be increased by the amount of any cash collateral then held by the Agent pursuant to this subsection (k). In the event that the Company is required pursuant to the terms of this Agreement to provide cash collateral in respect of the Letter of Credit Exposure, the Company shall deposit in an account with the Agent, for the benefit of the Banks (including the Issuing Bank), an amount in cash equal to (x) in the case of a deposit required pursuant to the first sentence of this subsection (k), the amount specified therein, or (y) in the case of a deposit required as a result of an Event of Default, the entire Letter of Credit Exposure. Such deposit shall be held by the Agent as collateral for the payment and performance of the Obligations. The Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits in Temporary Cash Investments, which investments shall be made at the option and sole but reasonable discretion of the Agent, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall automatically be applied by the Agent to reimburse the Issuing Banks for Letter of Credit Disbursements and, if the maturity of the Loans has been accelerated, to satisfy the Obligations. If the Company is required to provide an amount of cash collateral hereunder pursuant to the first sentence of this subsection (k), the Agent shall return such amount (to the extent not applied as aforesaid) to the Company, from time to time, to the extent that doing so would not give rise to an obligation on the part of the Company to provide additional cash collateral pursuant to such sentence. If the Company is required to provide an amount of cash collateral hereunder as a result of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Company within three Domestic Business days after all Events of Default have been cured or waived, and if prior to such return the amount of the Letter of Credit Exposure is reduced, any excess of the amount deposited (to the extent not applied as aforesaid and disregarding interest or profits on investments) over the reduced amount of the Letter of Credit Exposure shall be returned to the Company promptly after such reduction gives rise to such excess. Notwithstanding the foregoing, if any Obligation payable by any Borrower hereunder is due and payable but remains unpaid at the time that the Agent would otherwise be required to return any amount of cash collateral to the Company hereunder, the Agent may retain such cash collateral and apply the amounts retained to the payment of such unpaid Obligation.

      (l) Any Borrower may request the issuance of a Letter of Credit providing for the payment of drawings in an Alternative Currency subject to the terms and conditions of this subsection (l), in addition to the other conditions applicable to the issuance of Letters of Credit hereunder. The issuance of any such Letter of Credit shall be subject to the approval of the Issuing Bank that is requested to issue such Letter of Credit. If any such Letter of Credit is issued, the following provisions shall apply:

            (i) For purposes of determining the Letter of Credit Exposure and for purposes of calculating fees payable under Section 2.17(f), the amount of such Letter of Credit and of any unreimbursed Letter of Credit Disbursements in respect thereof shall be deemed to be, as of any date of determination, the Dollar Amount thereof at such date. The initial Dollar Amount of any such Letter of Credit shall be determined by the Issuing Bank that shall have issued such Letter of Credit on the date of issuance thereof and adjusted from time to time thereafter as provided below. The Dollar Amount of each such Letter of Credit outstanding shall be adjusted by the Issuing Bank that shall have issued such Letter of Credit on the 15th day and the last day of each calendar month (or, if any such day is not a Euro-Currency Business Day, on the next succeeding day that is a Euro-Currency Business Day). If a Letter of Credit Disbursement is made under any such Letter of Credit, the Dollar Amount of such Letter of Credit Disbursement shall be determined by the Issuing Bank that shall have issued such Letter of Credit on the date that such Letter of Credit Disbursement is made. The Issuing Bank shall make each such determination to be made by it by calculating the amount in Dollars that would be required in order for the Issuing Bank to purchase an amount of the applicable Alternative Currency equal to the amount of the relevant Letter of Credit or unreimbursed Letter of Credit Disbursement, as the case may be, on the date of determination at such Issuing Bank's spot buying rate for Dollars against such Alternative Currency as of approximately 9:00 a.m. (New York City time) on such date of determination. The Issuing Bank shall notify the Agent and the Company promptly of each such Dollar Amount determined by it, on the date that such determination is required to be made.

            (ii) Subject to paragraph (iv) below, the obligation of the applicable Borrower to reimburse the Issuing Bank for any Letter of Credit Disbursement under any such Letter of Credit, and to pay interest thereon, shall be payable only in the Alternative Currency in which such Letter of Credit Disbursement is made, and shall not be discharged by paying an amount in Dollars or any other currency; provided that the Issuing Bank may agree, in its sole discretion, to accept reimbursement in another currency, but any such agreement shall not affect the obligations of the Banks or the relevant Borrower under paragraphs (iii) and (iv) below if such reimbursement is not actually made to such Issuing Bank when due.

            (iii) The obligations of each Bank under Sections 2.05(c) and 2.17(d) to pay its Applicable Percentage of any unreimbursed Letter of Credit Disbursement under any such Letter of Credit shall be payable only in Dollars and shall be in an amount equal to such Applicable Percentage of the Dollar Amount of such unreimbursed Letter of Credit Disbursement determined as provided in clause (i) above. Under no circumstances shall the provisions hereof permitting the issuance of Letters of Credit in an Alternative Currency be construed, by implication or otherwise, as imposing any obligation upon any Bank to make any Loan or other payment under any Loan Document, or to accept any payment from the Borrowers in respect of any Obligations, in any currency other than Dollars, it being understood that the parties intend all Obligations to be denominated and payable only in Dollars except as expressly provided in paragraph (ii) above.

            (iv) If and to the extent that any Bank pays its Applicable Percentage of any unreimbursed Letter of Credit Disbursement under any such Letter of Credit, then, notwithstanding paragraph (ii) above, the obligation of the applicable Borrower to reimburse the portion of such Letter of Credit Disbursement funded by such Bank shall be converted to, and shall be payable only in, Dollars (in an amount equal to the Dollar amount funded by such Bank as provided above) and shall not be discharged by paying an amount in any other currency. Interest accrued on such unreimbursed Letter of Credit Disbursement to and excluding the date of such payment by such Bank shall be for the account of the applicable Issuing Bank and be payable in the applicable Alternative Currency, but interest thereafter shall accrue on the Dollar amount owed to such Bank and shall be payable in Dollars.

      SECTION 2.18. Not Used.

      SECTION 2.19. Eligible Subsidiaries. The Company may from time to time cause any Wholly-Owned Consolidated Subsidiary (or, with the consent of the Required Banks, any other Subsidiary) to become eligible to borrow under Sections 2.01, 2.03 and 2.04 or to have Letters of Credit issued for its account under Section 2.17 by delivering to the Agent an Election to Participate with respect to such Subsidiary and by causing such Subsidiary to become a Guarantor under the Guarantee Agreement and a Grantor under the Pledge Agreement and by causing the owner of Equity Interests in such Subsidiary to become a Grantor under the Pledge Agreement. The eligibility of any such Subsidiary to borrow or to have Letters of Credit issued for its account under said Sections shall terminate when the Agent receives a Notice of Termination with respect to such Subsidiary. Each Election to Participate delivered to the Agent shall be duly executed on behalf of the relevant Subsidiary and the Company, and each Election to Terminate delivered to the Agent shall be duly executed on behalf of the Company, in such number of copies as the Agent may request. The delivery of an Election to Terminate shall not affect any obligation of the relevant Subsidiary theretofore incurred. The Agent shall promptly give notice to the Banks and the Issuing Bank of its receipt of any Election to Participate or Election to Terminate.

                                   ARTICLE III

                                   Conditions

      SECTION 3.01. Effectiveness. The obligation of the Banks to make Loans and of the Issuing Banks to issue Letters of Credit under this Agreement shall become effective on the date that each of the following conditions shall have been satisfied (or waived in accordance with Section 9.05):

      (a) receipt by the Agent of counterparts hereof signed by each of the parties hereto (or, in the case of any party as to which an executed counterpart shall not have been received, receipt by the Agent in form satisfactory to it of telegraphic, telex or other written confirmation from such party of execution of a counterpart hereof by such party);

      (b) receipt by the Agent for the account of each Bank of a duly executed Note of the Company dated on or before the Effective Date complying with the provisions of Section 2.06;

      (c) receipt by the Agent of counterparts of the Guarantee Agreement, duly executed by the Initial Guarantors and of the Pledge Agreement, duly executed by the Borrowers, the Initial Guarantors and owners of Equity Interests in Material Subsidiaries, together with UCC-1 financing statements, stock certificates and stock powers required thereunder;

      (d) receipt by the Agent of a certificate signed by the chief financial officer, treasurer, assistant treasurer or controller of the Company, in each case being authorized to do so, dated the Effective Date, to the effect that (i) no Default has occurred and is continuing as of the Effective Date, and (ii) the representations and warranties of the Company set forth in Article IV hereof are true in all material respects on, and as of, the Effective Date;

      (e) receipt by the Agent of all fees and other compensation payable to the Agent and the Banks on or prior to the Effective Date pursuant to their agreements with the Company (which may be paid out of the initial Loans), including reimbursement of all reasonable out-of-pocket expenses of the Agent payable by the Company in accordance with this Agreement for which invoices have been presented;

      (f) receipt by the Agent of (i) an opinion of Marc G. Schuback, Esq., counsel for the Company and its Subsidiaries which are parties to the Loan Documents, substantially in the form of Exhibit F-1 hereto, and (ii) an opinion of Pitney, Hardin, Kipp & Szuch, counsel for the Company and its Subsidiaries which are parties to the Loan Documents, substantially in the form of Exhibit F-2 hereto, in each case covering such additional matters relating to the Financing Transactions as the Required Banks may reasonably request;

      (g) receipt by the Agent of all documents and certificates it may reasonably request relating to the existence of the Company and the Initial Guarantors, the corporate authority for and the validity of this Agreement and the other Loan Documents, the accuracy of the representations and warranties contained in this Agreement and the other Loan Documents on the Effective Date, the Financing Transactions and any other matters relevant hereto or thereto, all in form and substance satisfactory to the Agent;

      (h) the Existing Credit Agreement and all commitments thereunder shall have been terminated, all amounts outstanding or accrued thereunder shall have been paid in full (which may be paid out of the initial Loans) and the Agent shall have received evidence reasonably satisfactory to it of such termination;

      (i) the Agent shall have received insurance certificates satisfying the requirements of the Loan Documents; and

      (j) the Agent shall have received reasonably satisfactory written evidence (including satisfactory supporting schedules and other data) that the ratio of Consolidated Total Debt as of the Effective Date to Consolidated EBITDA for the most recently ended period of four consecutive fiscal quarters of the Company and its Subsidiaries after giving effect to the Feet Acquisition does not exceed 1.75:1.00;

provided that this Agreement shall not become effective or be binding on any party hereto unless all of the foregoing conditions are satisfied not later than May 31, 2000. The Agent shall promptly notify the Company and the Banks of the Effective Date, and such notice shall be conclusive and binding on all parties hereto.

      SECTION 3.02. Each Credit Event. The obligation of any Bank to make a Loan on the occasion of any Borrowing and of the Issuing Bank to issue any Letter of Credit is subject to the satisfaction of the following conditions:

      (a) receipt by the Agent of a Notice of  Borrowing  as required by Section
2.02 or 2.03, receipt by the Swingline Lender of a notice requesting a Swingline Loan as required by Section 2.04 or receipt by the applicable Issuing Bank of a notice requesting issuance of a Letter of Credit as required by Section 2.17(c), as applicable;

      (b) the fact that, immediately after such Borrowing or the issuance of such Letter of Credit, the sum of the aggregate principal amount of all outstanding Loans and the Letter of Credit Exposure shall not exceed the Total Commitments;

      (c) the fact that, immediately before and after such Borrowing or the issuance of such Letter of Credit, no Default shall have occurred and be continuing; and

      (d) the fact that the representations and warranties of the Company (and, if other than the Company, the relevant Borrower) contained in this Agreement and the other Loan Documents shall be true in all material respects on and as of the date of such Borrowing or issuance of such Letter of Credit.

Each Borrowing hereunder and the issuance of each Letter of Credit hereunder shall be deemed to be a representation and warranty by the Company and the relevant Borrower on the date of such Borrowing or issuance as to the facts specified in clauses (b), (c) and (d) of this Section.

      SECTION 3.03. Borrowings by Eligible Subsidiaries; Letters of Credit for Eligible Subsidiaries. The obligation of any Bank to make a Loan to any Eligible Subsidiary and of any Issuing Bank to issue any Letter of Credit for the account of any Eligible Subsidiary are subject to the satisfaction of the following further conditions:

      (a) receipt by the Agent of Annex I to the Guarantee Agreement duly executed by such Eligible Subsidiary, under which such Eligible Subsidiary becomes a Guarantor, and, in the case of a Loan, receipt by the Agent for the account of each Bank of a duly executed Note of such Eligible Subsidiary, dated on or before the date of the first Loan to such Subsidiary and complying with the provisions of Section 2.06;

      (b) receipt by the Agent of a Supplement to the Pledge Agreement duly executed by such Eligible Subsidiary and the owner of all Equity Interests in such Eligible Subsidiary, in each case as a Grantor, under which such owner pledges to and grants to the Agent a security interest in all Equity Interests of such Eligible Subsidiary, together with UCC-1 financing statements, stock certificates and stock powers required thereunder;

      (c) receipt by the Agent of one or more opinions of counsel for such Eligible Subsidiary and the owner of its Equity Interests, reasonably acceptable to the Agent, which taken together cover the matters set forth in Exhibit I hereto; and

      (d) receipt by the Agent of all documents which it may reasonably request relating to the existence of such Eligible Subsidiary, the corporate authority for and the validity of the Election to Participate of such Eligible Subsidiary, this Agreement, the Note and the Guarantee Agreement of such Eligible Subsidiary, and any other matters relevant thereto, all in form and substance reasonably satisfactory to the Agent.

                                   ARTICLE IV

                         Representations and Warranties

      The Company represents and warrants that:

      SECTION 4.01. Corporate Existence and Power. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

      SECTION 4.02. Corporate and Governmental Authorization; No Contravention. The execution, delivery and performance by each of the Borrowers and the
Guarantors of each Loan Document to which it is or is to be a party and the Financing Transactions are within its corporate powers, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any Governmental Authority or official thereof (other than such as have been duly taken or made) or consent of any third party and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the certificate of incorporation or by-laws of any Borrower or any Guarantor or of any indenture, agreement, judgment, injunction, order, decree or other instrument binding upon any Borrower or any Guarantor or result in the creation or imposition of any Lien on any asset of the Company or any Subsidiary, except for any contraventions or defaults under such indentures, agreements, judgments, injunctions, orders, decrees or other instruments or the creation or imposition of any such Liens that, individually or in the aggregate, would not constitute an Event of Default under Section 5.10 and would not reasonably be expected to have a Material Adverse Effect. All requisite Governmental Authorities and other third parties required to approve or consent to the Financing Transactions or to the Feet Acquisition have approved or consented thereto to the extent required (without the imposition of any materially burdensome condition or qualification) and all such approvals or consents are in full force and effect, all applicable appeal periods shall have expired, and there exists no governmental or judicial action, actual or to the knowledge of the Company, threatened, that has, or would have, a reasonable likelihood of restraining, preventing or imposing materially burdensome conditions on any of the Financing Transactions or the Feet Acquisition.

      SECTION 4.03. Binding Effect. This Agreement constitutes a valid and binding agreement of each of the Borrowers, and the other Loan Documents to which the Borrower or any of the Guarantors is a party, when executed and delivered in accordance with this Agreement, will constitute valid and binding agreements and obligations of each Borrower and each Guarantor that is a party thereto, in each case enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and equitable principles of general applicability.

      SECTION 4.04. Financial Information. (a) The Company has delivered to the Agent and the Banks copies of the following (collectively, the "Initial Financial Statements"): (i) The consolidated balance sheet of the Company and its consolidated Subsidiaries as of January 1, 2000 and the related consolidated statements of operations, shareholders' equity and cash flows for the fiscal year then ended, reported on by and accompanied by an unqualified report from KPMG LLP, and (ii) the unaudited balance sheet of the Company and its consolidated Subsidiaries as at April 1, 2000 a copy of which has been delivered to each of the Banks, fairly present in all material respects, in conformity with generally accepted accounting principles, the financial position of the Company as of such date and its results of operations and cash flows for such fiscal periods.

      (b) The pro forma consolidated condensed balance sheet of the Company as of the effective date of the Feet Acquisition, after giving effect thereto, a copy of which has been delivered to each of the Banks, fairly presents in all material respects, in conformity with generally accepted accounting principles applied on a basis consistent with the financial statements referred to in subsection (a) of this Section, the financial position of the Company as of such date after giving effect to the Feet Acquisition.

      (c) Since January 1, 2000, there has been no material adverse change in the business, operations or financial condition of the Company and its Consolidated Subsidiaries, considered as a whole.

      (d) The Company has reviewed the projections for future results of operations of the Company and its Consolidated Subsidiaries for the period commencing fiscal year 2000 through fiscal year 2003, dated as of March 17, 2000 (the "Projections"), and the Company hereby certifies to the Agent and the Banks that the Projections were made in good faith upon reasonable assumptions at the time of their preparation, which assumptions are still reasonable on the date hereof. The Company knows of no reason why such Projections, when considered as whole, are not true and correct in all material respects.

      SECTION 4.05. Litigation. There is no (i) injunction, stay, decree or order of any Governmental Authority or (ii) action, suit or proceeding pending against, or to the knowledge of the Company, threatened against or affecting, the Company or any Subsidiary before any Governmental Authority or official thereof in which there is a reasonable probability of an adverse decision which would reasonably be expected to have a Material Adverse Effect or which in any manner draws into question the validity of the Feet Acquisition, this Agreement or any other Loan Document.

      SECTION 4.06. Compliance with ERISA. Except to the extent that all such failures to fulfill any such obligations or comply with any such provisions would not reasonably be expected to have a Material Adverse Effect, each member of the ERISA Group has fulfilled its obligations under the minimum funding standards of ERISA and the Internal Revenue Code with respect to each Plan and is in compliance in all material respects with the presently applicable provisions of ERISA and the Internal Revenue Code with respect to each Plan. Except to the extent that all such waivers, failures and liabilities would not reasonably be expected to have a Material Adverse Effect, no member of the ERISA Group has (i) sought a waiver of the minimum funding standard under Section 412 of the Internal Revenue Code in respect of any Plan, (ii) failed to make any contribution or payment to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement, or made any amendment to any Plan or Benefit Arrangement, which has resulted or could result in the imposition of a Lien or the posting of a bond or other security under ERISA or the Internal Revenue Code or (iii) incurred any liability under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA.

      SECTION 4.07. Environmental Matters. The Company and its Subsidiaries have complied in all respects with all Federal, state, local and other statutes, ordinances, orders, judgments, rulings and regulations relating to environmental pollution or to environmental regulation or control, except to the extent failure to so comply would not reasonably be expected to have a Material Adverse Effect. Neither the Company nor any Subsidiary has received notice of any failure so to comply which alone or together with any other such failure would reasonably be expected to result in a Material Adverse Effect. The facilities of the Company and its Subsidiaries do not manage or handle any hazardous wastes, hazardous substances, hazardous materials, toxic substances or toxic pollutants, as those terms are used in the Resource Conservation and Recovery Act, the Comprehensive Environmental Response Compensation and Liability Act, the Superfund Amendments and Reauthorization Act of 1986, the Hazardous Materials Transportation Act, the Toxic Substance Control Act, the Clean Air Act or the Clean Water Act, in violation thereof or in violation of any regulations promulgated pursuant thereto or of any other applicable law where such violation would reasonably be expected to result, individually or together with other violations, in a Material Adverse Effect.

      SECTION 4.08. Taxes. (a) The Company and its Subsidiaries have filed or there has otherwise been filed all United States Federal income tax returns and all other material tax returns which are required to be filed by them and have paid or there has otherwise been paid all taxes shown to be due on such returns or pursuant to any assessment received the Company or any Subsidiary, except where the same is being or will be contested in good faith by appropriate proceedings. The charges, accruals and reserves on the books of the Company and the Subsidiaries in respect of taxes or other governmental charges are, in the opinion of the Company, adequate.

      (b) Except as disclosed in its Election to Participate, there are no Taxes or Other Taxes (as defined in Section 8.04(a)) imposed on (by withholding or otherwise) any payment to be made by any Eligible Subsidiary pursuant hereto or on its Notes, or is imposed on or by virtue of the execution, delivery or enforcement of its Election to Participate or of its Notes.

      SECTION 4.09. Subsidiaries. Each of the Eligible Subsidiaries and the Guarantors is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, and has all corporate powers and governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted, except where the failure to have such corporate powers, licenses, authorizations, consents and approvals would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Each of the Company's other corporate Subsidiaries is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, and has all corporate powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted, except to the extent that all failures to comply with the foregoing would not reasonably be expected to have, in the aggregate, a Material Adverse Effect. Each Eligible Subsidiary is a Wholly-Owned Consolidated Subsidiary (unless otherwise approved by the Required Banks). All of the Material Subsidiaries existing as of the Effective Date are listed on Schedule 4.09, indicating in each case their state of incorporation and the owner(s) of all Equity Interests thereof. As of the Effective Date there are not any Material Subsidiaries which are not Initial Guarantors.

      SECTION 4.10. Not an Investment Company or Holding Company. Neither any Borrower nor any Guarantor is an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

      SECTION 4.11. Full Disclosure. All information heretofore furnished in writing by the Company or any Subsidiary to the Agent or any Bank for purposes of or in connection with this Agreement, any other Loan Document or the Financing Transactions was, and all such information hereafter furnished in writing by the Company or any Subsidiary to the Agent or any Bank will be, in each case considered as a whole, true and accurate in all material respects on the date as of which such information is stated or certified. The Company has disclosed to the Banks in writing any and all facts which materially and adversely affect or may affect (to the extent that the Company can now reasonably foresee), the business, operations or financial condition of the Company and its Consolidated Subsidiaries, considered as a whole, or the ability of the Company to perform its obligations hereunder or under any other Loan Document.

      SECTION 4.12. Compliance with Laws and Agreements. Neither the Company nor any Subsidiary is in violation of any law, rule or regulation, or in default with respect to any judgment, writ, injunction or decree applicable to it of any Governmental Authority, where such violation or default (individually or in the aggregate) would reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any Subsidiary is in default in any manner under any provision of any indenture or other agreement or instrument evidencing Debt, or any other agreement or instrument to which it is a party or by which it or any of its properties or assets are or may be bound, where such default (individually or in the aggregate) would reasonably be expected to result in a Material Adverse Effect. Each of the Kmart Agreement and each material agreement contemplated by the Kmart Agreement and entered into in connection therewith is in full force and effect and no default exists thereunder on the part of the Company or any of its Affiliates or, to the knowledge of the Company or any of its Subsidiaries, on the part of Kmart Corporation or any of its affiliates. The Company has been assigned all of the right, title and interest of Melville Corporation under the Kmart Agreement and the Company has not assigned any of such right, title and interest thereunder to any Person. No inventory is directly purchased by any of the Subsidiaries which are not Borrowers or Guarantors other than pursuant to agreements with Affiliates which are Borrowers and Guarantors hereunder and such Subsidiaries do not incur any Debt or trade liabilities with respect to their respective inventories, except trade liabilities owed to such Affiliates which are Borrowers or Guarantors hereunder. No amendment has been made to the Kmart Agreement not permitted under this Agreement.

      SECTION 4.13. Governmental Approvals. As of the Effective Date, all material consents and approvals of, and material filings and registrations with, and all other material actions in respect of, all Governmental Authorities or any other Person required in order to consummate the Financing Transactions shall have been obtained, given, filed or taken and shall be in full force and effect.

      SECTION 4.14. Feet Acquisition; Title to Properties . The Company has consummated the Feet Acquisition substantially in accordance with the terms of the Feet Purchase Agreement and the Feet Bankruptcy Orders. The Company and its Consolidated Subsidiaries own or have the lawful right to use all of the assets reflected in the consolidated balance sheet of the Company as at January 1, 2000 or acquired since that date (except property and assets sold or otherwise disposed of in the ordinary course of business since that date), subject to no Liens except as permitted under Section 5.10.

      SECTION 4.15. Franchises, Patents, Copyrights, etc.. The Company and its Subsidiaries possess or have the lawful right to use all franchises, patents, copyrights, trademarks, tradenames, licenses and permits, and rights in respect of the foregoing, adequate for the conduct of its business substantially as now conducted without known conflict with any rights of others.

      SECTION 4.16. Security. The Guarantee Agreement and the Pledge Agreement are in full force and effect and the Pledge Agreement is effective to create in favor of the Agent, for the benefit of the Banks, a legally valid and enforceable first priority, perfected security interest in the collateral described therein which constitutes without limitation all Equity Interests of all Material Subsidiaries, Borrowers and Guarantors, all Intercompany Notes, and all Affiliate receivables and general intangibles and contract rights relating to such receivables owed to any Material Subsidiary or Borrower or Guarantor and all proceeds thereof.

                                    ARTICLE V

                                    Covenants

The Company agrees that, so long as any Bank has any Commitment or any Loan or Letter of Credit Disbursement or accrued interest thereon remains unpaid or any Letter of Credit remains outstanding:

      SECTION 5.01. Information. The Company will deliver to each of the Banks (directly or through the Agent, in which case the Agent will thereafter deliver copies thereof to the Banks):

      (a) as soon as available and in any event within 90 days after the end of each fiscal year of the Company, a consolidated balance sheet of the Company and its Consolidated Subsidiaries as of the end of such fiscal year and the related consolidated statements of operations, stockholders' equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by KPMG or other independent public accountants of nationally recognized standing in accordance with generally accepted accounting principles;

      (b) as soon as available and in any event within 45 days after the end of each of the first three quarters of each fiscal year of the Company, a consolidated balance sheet of the Company and its Consolidated Subsidiaries as of the end of such quarter and the related consolidated statements of operations, stockholders' equity and cash flows for such quarter and for the portion of the Company's fiscal year ended at the end of such quarter, setting forth in each case in comparative form the figures for the corresponding quarter and the corresponding portion of the Company's previous fiscal year, all certified (subject to normal year-end adjustments) as to fairness of presentation, generally accepted accounting principles and consistency by the chief financial officer or chief accounting officer of the Company;

      (c) simultaneously with the delivery of each set of financial statements referred to in clauses (a) and (b) above, a certificate of the chief financial officer or the chief accounting officer of the Company (i) setting forth in reasonable detail the calculations required to establish whether the Company was in compliance with the requirements of Sections 5.09, 5.10, 5.11, 5.16, 5.17, 5.18 and 5.19 of this Agreement on the date of such financial statements, (ii) setting forth in reasonable detail the calculations required to establish the Company's Leverage Ratio for the Calculation Period ended on the date of the most recent balance sheet included in such financial statements, (iii) stating whether any Default exists hereunder on the date of such certificate and, if any Default then exists, setting forth the details thereof and the action which the Company is taking or proposes to take with respect thereto, (iv) stating whether, since the date of the most recent financial statements previously delivered pursuant to this Section, there has been any material change in the generally accepted accounting principles applied in the preparation of such statements, and, if so, describing such change and (v) stating whether there is any Material Subsidiary that is not a Guarantor;

      (d) simultaneously with the delivery of each set of financial statements referred to in clause (a) above, a statement of the firm of independent public accountants which reported on such statements as to (i) whether anything has come to their attention to cause them to believe that any Default existed on the date of such statements and (ii) confirming the calculations set forth in the officer's certificate delivered simultaneously therewith pursuant to clause (c) above; provided that the foregoing shall not be construed to require that such accountants conduct any investigation outside the regular course of their audit;

      (e) within five days after the chief executive officer, president or any financial officer of the Company obtains knowledge of any Default, if such Default is then continuing, a certificate of the chief financial officer or the chief accounting officer of the Company setting forth the details thereof and the action which the Company is taking or proposes to take with respect thereto;

      (f) promptly upon the mailing thereof to the shareholders of the Company generally, copies of all financial statements, reports and proxy statements so mailed;

      (g) promptly upon the filing thereof, copies of all registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent) and reports on Forms 10-K, 10-Q and 8-K (or their equivalents) which the Company shall have filed with the Securities and Exchange Commission;

      (h) if and when any member of the ERISA Group (i) gives or is required to give notice to the PBGC of any "reportable event" (as defined in Section 4043 of ERISA) with respect to any Plan which might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC; (ii) receives notice of complete or partial withdrawal liability under Title IV of ERISA or notice that any Multiemployer Plan is in reorganization, is insolvent or has been terminated, a copy of such notice; (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate, impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or appoint a trustee to administer any Plan, a copy of such notice; (iv) applies for a waiver of the minimum funding standard under Section 412 of the Internal Revenue Code, a copy of such application; (v) gives notice of intent to terminate any Plan under Section 4041(c) of ERISA, a copy of such notice and other information filed with the PBGC; (vi) gives notice of withdrawal from any Plan pursuant to Section 4063 of ERISA, a copy of such notice; or (vii) fails to make any payment or contribution to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement or makes any amendment to any Plan or Benefit Arrangement which has resulted or could reasonably be expected to result in the imposition of a Lien or the posting of a bond or other security, a certificate of the chief financial officer or the chief accounting officer of the Company setting forth details as to such occurrence and action, if any, which the Company or applicable member of the ERISA Group is required or proposes to take;

      (i) within ten days after (A) any ratings of the Company's Index Debt, if rated by S&P and Moody's and, (B) once rated by S&P and Moody's, any change in the rating of either such rating agency; and

      (j) from time to time such additional information regarding the financial position or business of the Company and the Subsidiaries as the Agent, at the request of any Bank, may reasonably request.

      SECTION 5.02. Payment of Obligations. The Company will pay and discharge, and will cause each of its Subsidiaries to pay and discharge, at or before maturity, all their respective material obligations and liabilities, including, without limitation, tax liabilities, except where the same may be contested in good faith by appropriate proceedings, and will maintain, and will cause each Subsidiary to maintain, in accordance with generally accepted accounting principles, appropriate reserves for the accrual of any of the same.

      SECTION 5.03. Maintenance of Property; Insurance. (a) The Company will keep, and will cause each of its Subsidiaries to keep, all property necessary in its business in good working order and condition, ordinary wear and tear excepted.

      (b) The Company will maintain, and will cause each of its Subsidiaries to maintain, insurance in such amounts and against such risks as is customary for companies in the same or similar businesses, in each case with financially sound and reputable insurers.

      SECTION 5.04. Conduct of Business and Maintenance of Existence. The Company will continue, and will cause each of its Subsidiaries to continue, to engage in business of the same general type as now conducted by the Company and its Subsidiaries, and will preserve, renew and keep in full force and effect, and will cause each of its Subsidiaries to preserve, renew and keep in full force and effect, their respective corporate existence and their respective rights, privileges and franchises necessary or desirable in the normal conduct of business; provided that nothing in this Section 5.04 shall prohibit (i) any merger of any Subsidiary of the Company permitted by Section 5.11(a) or (ii) the termination of the corporate existence of any Subsidiary if the Company in good faith determines that such termination is in the best interest of the Company and is not materially disadvantageous to the Banks. The Company and each of its direct and indirect Subsidiaries will cause their respective direct and indirect Subsidiaries to make dividends, distributions and other payments to the Company from time to time as may be necessary to ensure that the Borrowers and the Guarantors are able to pay all obligations, whether now existing or hereafter arising, of the Borrowers and the Guarantors under the Loan Documents as and when the same become due.

      SECTION 5.05. Compliance with Laws. The Company will comply, and cause each of its Subsidiaries to comply, in all material respects with all applicable laws, ordinances, rules, regulations, and requirements of any Governmental Authority (including, without limitation, Environmental Laws and ERISA and the rules and regulations thereunder) except where the necessity of compliance therewith is contested in good faith by appropriate proceedings.

      SECTION 5.06. Inspection of Property, Books and Records. The Company will keep, and will cause each of its Subsidiaries to keep, proper books of record and account in which full, true and correct entries shall be made of all dealings and transactions in relation to its business and activities. The
Company will permit, and will cause each of its Subsidiaries to permit, representatives of any Bank at such Bank's expense to (a) visit and inspect any of their respective properties, (b) examine and make abstracts from any of their respective books and records and (c) discuss their respective affairs, finances and accounts with their respective officers and independent public accountants as often as may reasonably be desired; provided that the exercise by any Bank of its rights under this sentence shall require reasonable prior notice to the Company and shall be conducted during normal business hours in a reasonable manner so as not to disrupt the normal conduct of the Company's business.

      SECTION 5.07. Additional Guarantors. If at any time after the Effective Date any Subsidiary (other than (a) a Guarantor or (b) any Subsidiary organized outside the United States that does not Guarantee any Indebtedness of the Company) is or becomes a Material Subsidiary or a Borrower, the Company, within 45 days of such Subsidiary becoming a Material Subsidiary, or prior to such Subsidiary becoming a Borrower, as applicable, will cause such Subsidiary to become a Guarantor pursuant to the Guarantee Agreement and will cause the Equity Interests of such Subsidiary to be pledged pursuant to the Pledge Agreement.

      SECTION 5.08. Amendment of Certain Documents. The Company will not permit any amendment or modification to be made to its or any of its Subsidiaries' charter or other organizational documents, unless such amendment or modification does not materially adversely affect each of the Borrowers and the Guarantors or materially adversely affect the rights of the Banks under the Loan Documents. The Company will not permit any amendment or modification to be made to, or any waiver of its rights or the rights of any Subsidiary under, the Kmart Agreement and material agreements entered into in connection therewith, unless such amendment, modification or waiver does not materially adversely affect the Borrowers and the Guarantors taken as a whole or adversely affect the rights of the Banks under the Loan Documents.

      SECTION 5.09. Investments, Acquisitions. Neither the Company nor any of its Subsidiaries will make or acquire any Investment in any Person or make any Acquisition other than:

      (a) Investments existing on the date hereof by the Company and its Subsidiaries in their Subsidiaries and Investments by the Company and its Subsidiaries after the date hereof in Consolidated Subsidiaries of the Company in furtherance of the Company's business, provided all Material Subsidiaries are then Guarantors hereunder and all Equity Interests of all Material Subsidiaries are then pledged pursuant to the Pledge Agreement;

      (b) Temporary Cash Investments;

      (c) loans made by the Meldisco Corporations (as defined in the Kmart Agreement) to Kmart Corporation, in an aggregate amount up to 49% of the cash balances of the Meldisco Corporations exceeding $1,000,000 as required by the Kmart Agreement;

      (d) any Acquisition provided (i) no Event of Default exists or would reasonably be likely to result therefrom, (ii) after giving effect to such Acquisition, the Company will be in compliance with the provisions of Sections 5.16, 5.17, 5.18 and 5.19, both before, and after giving effect to such Acquisition calculated on a pro forma basis as of the end and for the most recently ended four-quarter period prior to the date of such Acquisition, (iii) the target of such Acquisition is engaged in lines of business similar to those of the Company and its Subsidiaries, and (iv) the aggregate consideration for all Acquisitions in any fiscal year of the Company does not exceed $125,000,000; provided, however, the common capital stock of the Company may be used as consideration for such Acquisitions and shall not be included in, or subject to, such $125,000,000 limitation;

      (e)  Investments  existing  as of the date  hereof  in  Persons  listed in
Schedule 5.09;

      (f) Investments acquired by any Borrower or Guarantor in furtherance of their business for which the Company and its Subsidiaries made no pecuniary Investment, but which were acquired in exchange for the granting of licenses or other interests relating to intangible assets of the Company and its Subsidiaries; and

      (g) any cash, loan, advance or similar pecuniary Investment by the Company not otherwise permitted by the foregoing clauses of this Section (including without limitation Investments after the date hereof in Subsidiaries which are not Consolidated Subsidiaries) if, immediately after such Investment is made or acquired, the aggregate net book value of all Investments permitted by this clause (g) does not exceed 15% of the Company's Consolidated Tangible Net Worth.

      SECTION 5.10. Negative Pledge. Neither the Company nor any of its Subsidiaries will create, assume or suffer to exist any Lien on any asset now owned or hereafter acquired by it, except the following:

      (a) Liens  existing on the date of this  Agreement  identified on Schedule
5.10 securing only the obligations identified on such Schedule, all of which must constitute Debt or other obligations permitted hereunder;

      (b) any Lien securing Debt permitted under Section 5.16, provided no Default exists at the time of the incurrence or assumption thereof under Sections 5.16, 5.17, 5.18 or 5.19 or would reasonably be likely to result therefrom, on any real or personal property of any corporation permitted to be acquired after the date hereof existing at the time such corporation becomes a Subsidiary and not created in contemplation of such event;

      (c) any Lien securing Debt permitted under Section 5.16, provided no Default exists at the time of the incurrence or assumption thereof under Sections 5.16, 5.17, 5.18 or 5.19 or would reasonably be likely to result therefrom, on any real or personal property of any corporation permitted to be acquired after the date hereof existing at the time such corporation is merged or consolidated with or into the Company or a Subsidiary and not created in contemplation of such event;

      (d) any Lien securing Debt permitted under Section 5.16, provided no Default exists at the time of the incurrence or assumption thereof under Sections 5.16, 5.17, 5.18 or 5.19 or would reasonably be likely to result therefrom, existing on any real or personal property permitted to be acquired after the date hereof prior to the acquisition thereof by the Company or a Subsidiary and not created in contemplation of such acquisition;

      (e) any Lien on real property and improvements thereto or personal property (other than inventory) securing Debt permitted under Section 5.16(e), provided no Default exists at the time of the incurrence or assumption thereof under Sections 5.16, 5.17, 5.18 or 5.19 or would reasonably be likely to result therefrom, (including any Lien on any such asset sold and thereafter rented or leased pursuant to a Sale and Leaseback Transaction permitted hereunder which results in a capitalized lease in accordance with generally accepted accounting principles);

      (f) any Lien arising out of the refinancing, extension, renewal or refunding of any Debt secured by any Lien permitted by any of the foregoing clauses of this Section; provided that such Debt is not increased (except for the capitalization of interest) and is not secured by any additional assets;

      (g) Liens for taxes not delinquent or being contested in good faith and by appropriate proceedings;

      (h) deposits or pledges to secure obligations under workers' compensation, social security or similar laws, or under unemployment insurance;

      (i) mechanics', workers', materialmen's, warehousemen's, lessor's or other like Liens arising in the ordinary course of business with respect to obligations which are not due or which are being contested in good faith;

      (j) Liens arising in the ordinary course of its business which (i) do not secure Debt or any monetary obligation and (ii) do not in the aggregate materially detract from the value of its assets or materially impair the use thereof in the operation of its business; and

      (k) Liens not otherwise permitted by the foregoing clauses of this Section securing Debt permitted under Section 5.16 or other monetary obligations permitted hereunder of the Company or any Subsidiary in an aggregate principal amount at any time outstanding not to exceed 10% of the Company's Consolidated Tangible Net Worth, provided no Default exists at the time of the incurrence or assumption thereof under Sections 5.16, 5.17, 5.18 or 5.19 or would reasonably be likely to result therefrom.

      SECTION 5.11. Consolidations, Mergers and Sales of Assets. (a) Neither the Company nor any of its Subsidiaries will consolidate or merge with or into any other Person, except that if, after giving effect thereto, no Default shall have occurred and be continuing, (i) any Subsidiary of the Company may be merged into the Company if the Company is the surviving corporation and (ii) any Subsidiary of the Company may merge with any other corporation (other than the Company) if the surviving corporation is a Subsidiary.

      (b) Neither the Company nor any of its Subsidiaries will sell, lease or otherwise transfer any asset, except: (i) sales or other dispositions of facilities excluded from the definition of Asset Sale or the facilities of the Company or Thom McAn located at Morrow, Georgia, Tifton, Georgia and Aulander, North Carolina, (ii) inventory and equipment in the ordinary course of business,
(iii) transfers made as Investments permitted by Section 5.09 or Restricted Payments permitted by Section 5.15, and (iv) pursuant to Sale and Leaseback Transactions of a Borrower or a Guarantor and other transfers that do not have a materially adverse effect on the business, assets or financial condition of the Company or any of the Material Subsidiaries, provided that the aggregate fair market value of all assets transferred in reliance upon this clause (iv) shall not exceed 15% of the Company's Consolidated Tangible Net Worth from the Effective Date through the date of such Sale and Leaseback Transaction or other transfer; in all such cases subject to the provisions of Section 2.12(c) (except to the extent such assets are excluded from the definition of Asset Sale).

      SECTION 5.12. Use of Proceeds and Letters of Credit. The proceeds of the Loans will be used to pay off outstanding Debt under the Existing Credit Agreement and for working capital and general corporate purposes of the Company and its Subsidiaries. Letters of Credit will be issued only as (a) documentary Letters of Credit used only to support obligations of the Company and its Subsidiaries related to the purchase of inventory in the ordinary course of business or (b) standby Letters of Credit used to support other obligations of the Company and its Subsidiaries. None of such proceeds of the Loans will be used, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of buying or carrying any Margin Stock.

      SECTION 5.13. Transactions with Affiliates. The Company will not, nor will it permit any of its Subsidiaries to, directly or indirectly, enter into any transaction, including any purchase, sale, lease or exchange of property or rendering of services, with or for the benefit of any Affiliate, other than (a) any such transaction expressly permitted by this Agreement (including any Investment in an Affiliate expressly permitted under Section 5.09), which transaction in the Company's reasonable judgment is upon fair and reasonable terms and no less favorable to the Borrowers and the Guarantors than they would obtain in a comparable arm's-length transaction with a Person not an Affiliate, (b) any such transactions where each of the parties thereto is either the Company or a Subsidiary, which transaction in the Company's reasonable judgment is upon fair and reasonable terms and no less favorable to the Borrowers and the Guarantors than they would obtain in a comparable arm's-length transaction with a Person not an Affiliate, or (c) any transaction entered into by the Company or any Subsidiary which is
(i) otherwise permitted under this Agreement, (ii) in the ordinary course of business of such entity's business and (iii) upon fair and reasonable terms no less favorable to such entity than it would obtain in a comparable arm's-length transaction with a Person not an Affiliate. The Company will not permit any of its Affiliates to incur any Debt or trade liability (whether on open account or otherwise) in connection with the purchase of inventory except for amounts owed from time to time to Footstar Corporation.

      SECTION 5.14. Restrictions Affecting Subsidiaries. The Company will not create, incur, permit or suffer to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon the ability or right of any Subsidiary to pay dividends or other distributions with respect to any shares of its capital stock or to make or repay loans or advances to the Company or any other Subsidiary; provided that (a) the foregoing shall not apply to restrictions or conditions imposed by law, (b) the foregoing shall not apply to restrictions and conditions existing on the Effective Date that are identified in Schedule 5.14 and (c) the foregoing shall not apply to normal financial covenants entered into by a Subsidiary in connection with the incurrence of Debt of such Subsidiary otherwise permitted under this Agreement provided that such financial covenants, at the time entered into, could not reasonably be expected to impair any Subsidiary's ability to pay normal dividends in the amounts and at the times that the Company would have expected such Subsidiary to be able to pay in the ordinary course.

      SECTION 5.15. Restricted Payments. Neither the Company nor any of its Subsidiaries will declare or make, or agree to declare or make, any Restricted Payment, other than (a) Restricted Payments paid to a Borrower or a Guarantor,
(b) provided no Event of Default exists or would reasonably be expected to result therefrom, Restricted Payments for the purpose of the Company's repurchasing shares of its common stock in bona fide arms length transactions on the open market or otherwise in an aggregate amount not to exceed (i) up to $100,000,000 in the aggregate from the Effective Date through the date of such purchase, plus (ii) up to $20,000,000 in the aggregate per fiscal quarter beginning with the third fiscal quarter of 2001 and in each fiscal quarter thereafter if (after giving effect to all such stock purchases on a historical pro forma basis) the Company's Leverage Ratio (calculated on such historical pro forma basis) for the Calculation Period immediately preceding the fiscal quarter in which such purchase is made was less than 1.25, and (c) Restricted Payments to the extent required to be paid to Kmart Corporation under the terms of the Kmart Agreement.

      SECTION 5.16. Debt. The Company will not, nor will it permit any Subsidiary to, create, assume or otherwise be or become liable with respect to any Debt, except:

      (a) Debt of the Company and the Eligible Subsidiaries in respect of their Loans;

      (b) Debt of the Guarantors in respect of the Guarantees under the Guarantee Agreement;

      (c) Debt owed by any Subsidiary to the Company or to another Subsidiary which is a Borrower or a Guarantor;

      (d) Debt of any Borrower or Guarantor incurred pursuant to Sale and Leaseback Transactions permitted by Section 5.11(b);

      (e) purchase money Debt of the Company or a Subsidiary which is a Borrower or a Guarantor secured by the Company's or such Subsidiary's real estate and improvements thereto and purchase money Debt of the Company or a Subsidiary secured by the Company's or such Subsidiary's equipment, in each case to the extent permitted by Section 5.10(e); provided such Debt is incurred within 180 days of the purchase of such real estate, improvements or equipment, as applicable, and that the principal amount of any Debt incurred pursuant to this clause (e) may not exceed the purchase price of such real estate, improvements or equipment, as applicable, securing such Debt; and

      (f) Debt of the Company and its Subsidiaries who are Borrowers or Guarantors not otherwise permitted by the foregoing clauses of this Section in an aggregate principal amount at any time outstanding not to exceed $100,000,000 in aggregate principal amount, provided (i) all Debt covered by this Section 5.16(f) other than the sum of the face amount of letters of credit and unpaid reimbursement obligations relating to letters of credit shall not exceed $50,000,000 in the aggregate at any time, (ii) no Debt covered by this Section 5.16(f) contains covenants more restrictive on the Company or any of its Subsidiaries than the covenants in this Agreement, and (iii) immediately after such incurrence of Debt, and after giving effect thereto on a pro forma basis, no Default then exists.

      SECTION 5.17. Leverage Ratio. The Leverage Ratio will not exceed 1.75:1.00 at any time.

      SECTION 5.18. Interest Coverage Ratio. The Interest Coverage Ratio will not be less than 2.00:1.00 for any Calculation Period.

      SECTION 5.19. Maximum Capital Expenditures. Neither the Company nor any of its Subsidiaries shall make or agree to make, or incur any obligations with respect to, any Capital Expenditures (excluding Capital Expenditures incurred in connection with Acquisitions) in excess of the maximum amounts set forth on
Schedule 5.19 for the fiscal years listed thereon, plus the unused portion, if any, of the maximum Capital Expenditures amount for the immediately preceding fiscal year (in either case, the "Carryforward Amount"). For purposes of determining the Carryforward Amount in any fiscal year, Capital Expenditures shall first be applied to reduce any Carryforward Amount from the immediately preceding fiscal year and then to reduce the maximum amount specified herein.

                                   ARTICLE VI

                                    Defaults

      SECTION 6.01. Events of Default. If one or more of the following events ("Events of Default") shall have occurred and be continuing:

      (a) (i) any Borrower shall fail to pay when due any principal on any Loan or any reimbursement obligation in respect of a Letter of Credit Disbursement or
(ii) any Borrower shall fail to pay interest on any Loan, or any Borrower or any Guarantor shall fail to pay any fees or any other amount payable hereunder or under any other Loan Document within five days of the time such amount is due;

      (b) the Company shall fail to observe or perform any covenant contained in
Section 5.01(e) or any of Sections 5.08 to 5.19, inclusive;

         (c) any Borrower or any Guarantor shall fail to observe or perform any covenant or agreement contained in any Loan Document (other than those covered by clause (a) or (b) above) for 30 days after written notice thereof has been given to the Company by the Agent at the request of any Bank; except that such 30 day period shall be reduced to 15 days for the Company's or its Subsidiary's failure to perform or observe Section 5.06(a) or 5.06(b) with respect to any Bank if the Agent in its reasonable judgment concurs with such Bank that such failure constitutes Default;

      (d) any representation, warranty, certification or statement made by any Borrower or any Guarantor in this Agreement or any other Loan Document or in any certificate, financial statement or other document delivered pursuant to this Agreement or any other Loan Document shall prove to have been incorrect in any material respect when made (or deemed made);

      (e) the Company or any Subsidiary shall fail to make any payment in respect of any Material Debt when due or within any applicable grace period;

      (f) any event or condition shall occur which results in the acceleration of the maturity of any Material Debt or termination of the Kmart Agreement or enables (or, with the giving of notice or lapse of time or both, would enable) the holder of such Debt or any Person acting on such holder's behalf to accelerate the maturity thereof or, under circumstances in the nature of a default, to require the prepayment or repurchase thereof prior to the maturity thereof, or enables Kmart Corporation to terminate the Kmart Agreement;

      (g) the Company or, subject to Section 6.03, any Subsidiary shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing;

      (h) an involuntary case or other proceeding shall be commenced against the Company or, subject to Section 6.03, any Subsidiary seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief shall be entered against the Company or, subject to Section 6.03, any Subsidiary under the federal bankruptcy laws as now or hereafter in effect;

      (i) any member of the ERISA Group shall fail to pay when due an amount or amounts aggregating in excess of $20,000,000 which it shall have become liable to pay under Title IV of ERISA; or notice of intent to terminate a Material Plan shall be filed under Title IV of ERISA by any member of the ERISA Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate, to impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or to cause a trustee to be appointed to administer any Material Plan; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated; or there shall occur a complete or partial withdrawal from, or a default, within the meaning of Section 4219(c)(5) of ERISA, with respect to, one or more Multiemployer Plans which could cause one or more members of the ERISA Group to incur a current payment obligation in excess of $20,000,000;

      (j) one or more judgments or orders for the payment of money in an aggregate amount in excess of $20,000,000 shall be rendered against the Company or any Subsidiary or a combination thereof and shall continue unsatisfied and unstayed for a period of 30 days, or any action shall be legally taken by a judgment creditor to levy upon assets or properties of the Company or any Subsidiary to enforce any such judgment;

      (k) a Change of Control shall occur; or

      (l) the Guarantee of any Guarantor under the Guarantee Agreement or the obligations of the Company or any of its Subsidiaries under the Pledge Agreement shall cease to be, or shall be asserted by such Guarantor, Company or Subsidiary not to be, a valid and binding obligation of such Guarantor, Company or Subsidiary, except as expressly contemplated by the Guarantee Agreement or the Pledge Agreement;

then, and in every such event, the Agent may, or upon the request of the Required Banks, the Agent shall, by notice to the Company: (i) declare the Loans and Notes of all Borrowers (together with accrued interest thereon) to be, and the Loans and Notes (together with accrued interest thereon) shall thereupon become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Borrower,

(ii) terminate the Commitments and they shall thereupon terminate, (iii) require cash collateral as contemplated by Section 2.17(k) in an amount not exceeding the Letter of Credit Exposure, or (iv) any combination of the foregoing; provided, that (A) upon the occurrence of an Event of Default specified in (g) or (h) above with respect to the Company, without notice to any Borrower or any act by the Agent or the Banks, the Loans and the Notes of all Borrowers (together with accrued interest thereon) shall automatically become due and payable, without presentment, demand, protect or other notice of any kind, all of which are hereby waived, the Commitments shall be automatically terminated, and the Borrowers shall be required to provide, immediately, cash collateral as contemplated by Section 2.17(k) in an amount equal to the Letter of Credit Exposure, and (B) upon the occurrence of an Event of Default specified in (g) or
(h) above with respect to any Eligible Subsidiary, without notice to such Eligible Subsidiary or any act by the Agent or the Banks, the Loans and Notes of such Eligible Subsidiary (together with accrued interest thereon) shall automatically become due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived, the eligibility of such Eligible Subsidiary to borrow or to have Letters of Credit issued for its account shall thereupon terminate, and the Eligible Subsidiary shall be required to provide, immediately, cash collateral as contemplated by Section 2.17(k) in an amount equal to the Letter of Credit Exposure for Letters of Credit issued for the account of such Eligible Subsidiary.

      SECTION  6.02.  Default.  The Agent shall give notice to the Company under
Section 6.01(c) promptly upon being requested to do so by any Bank and shall thereupon notify all the Banks thereof.

      SECTION 6.03. Exclusion of Immaterial Subsidiaries. Solely for purposes of determining whether a Default has occurred under clause (g) or (h) of Section 6.01, any reference in any such clause to any "Subsidiary" shall be deemed not to include any Subsidiary affected by any event or circumstance referred to in any such clause that (a) is not an Eligible Subsidiary or a Borrower or a Guarantor, (b) is not a Material Subsidiary (determined for this purpose as though each reference to "10%" in the definition of Material Subsidiary were a reference to "5%") and (c) did not, for the most recent Calculation Period, have Consolidated EBITDAR in an amount exceeding 5% of the Company's Consolidated EBITDAR for such period; provided that (i) if it is necessary to exclude more than one Subsidiary from clause (g) or (h) of Section 6.01 pursuant to this
Section in order to avoid a Default thereunder, all excluded Subsidiaries shall be considered to be a single consolidated Subsidiary for purposes of determining whether the conditions specified in clauses (b) and (c) above are satisfied and
(ii) a Subsidiary shall not be excluded from clauses (g) and (h) of Section 6.01 if such Subsidiary holds rights under any long-term contracts for the purchase of inventory accounting for more than 5% of the total inventory purchased by the Company and its Subsidiaries during the most recent Calculation Period.

                                   ARTICLE VII

                                   The Agents

      SECTION 7.01. Appointment and Authorization. Each Bank irrevocably appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to the Agent by the terms hereof or thereof, together with all such powers as are reasonably incidental thereto.

      SECTION 7.02. Agent and Affiliates. Fleet National Bank shall have the same rights and powers under this Agreement as any other Bank and may exercise or refrain from exercising the same as though it were not the Agent, and Fleet National Bank and its affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Company or any Subsidiary or Affiliate of the Company as if it were not the Agent hereunder.

      SECTION 7.03. Action by Agent. The obligations of the Agent under this Agreement or any other Loan Documents are only those expressly set forth herein or therein. Without limiting the generality of the foregoing, the Agent shall not be required to take any action with respect to any Default, except as expressly provided in Article VI.

      SECTION 7.04. Consultation with Experts. The Agent may consult with legal counsel (who may be counsel for the Company), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

      SECTION 7.05. Liability of Agent. Neither the Agent nor any of its directors, officers, agents, or employees shall be liable for any action taken or not taken by it in connection herewith (i) with the consent or at the request of the Required Banks or (ii) in the absence of its own gross negligence or willful misconduct. Neither the Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into or verify (i) any statement, warranty or representation made in connection with this Agreement or any other Loan Document or any borrowing hereunder; (ii) the performance or observance of any of the covenants or agreements of the Company or the Eligible Subsidiaries; (iii) the satisfaction of any condition specified in Article III, except receipt of items required to be delivered to the Agent; or (iv) the validity, effectiveness or genuineness of this Agreement, the other Loan Documents or any other instrument or writing furnished in connection herewith or therewith. The Agent shall not incur any liability by acting in reliance upon any notice, consent, certificate, statement, or other writing (which may be a bank wire, telex or similar writing) believed by it in good faith to be genuine or to be signed by the proper party or parties.

      SECTION 7.06. Indemnification. Each Bank shall, ratably in accordance with its Commitment, indemnify the Agent (to the extent not reimbursed by the Borrowers) against any cost, expense (including counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from the Agent's gross negligence or willful misconduct) that the Agent may suffer or incur in connection with this Agreement or any other Loan Document or any action taken or omitted by the Agent hereunder or thereunder. If a Bank makes any indemnification payment to the Agent pursuant to this Section and thereafter the Agent receives payment from any Borrower in respect of the same indemnified amount, the Agent shall reimburse such Bank to the extent of its ratable share of such payment received by the Agent.

      SECTION 7.07. Credit Decision. Each Bank acknowledges that it has, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Bank also acknowledges that it will, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under this Agreement.

      SECTION 7.08. Successor Agent. The Agent may resign at any time by giving at least 15 days prior written notice thereof to the Banks and the Company. Upon any such resignation, the Required Banks shall have the right to appoint a successor Agent approved by the Company (such approval not to be unreasonably withheld); provided that no approval of the Company shall be necessary if an Event of Default has occurred and is continuing. If no successor Agent shall have been so appointed by the Required Banks and, if required, approved by the Company and shall have accepted such appointment, within 30 days after the retiring Agent gives notice of resignation, then the retiring Agent may, on behalf of the Banks, appoint a successor Agent, which shall be a commercial bank organized or licensed under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $50,000,000. Upon the acceptance of its appointment as Agent by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent.

      SECTION 7.09. Agent's Fees. The Company shall pay to the Agent for its own account fees in the amounts and at the times previously agreed upon between the Company and the Agent.

      SECTION 7.10. Sub-Agents; Issuing Bank; Swingline Lender. The Agent may perform any of its obligations and exercise any of its rights under the Loan Documents by or through sub-agents. The provisions of this Article VII shall inure to the benefit of any sub-agent of the Agent, the Issuing Bank and the Swingline Lender in the same manner and to the same extent as they inure to the benefit of the Agent.

      SECTION 7.11. Documentation Agent; Syndication Agent and Managing Agents. Neither the Documentation Agent nor the Syndication Agent nor either of the Managing Agents shall have any duties or responsibilities hereunder in its capacity as such.

                                  ARTICLE VIII

                             Change in Circumstances

      SECTION 8.01. Basis for Determining Interest Rate Inadequate or Unfair. If on or prior to the first day of any Interest Period for any Fixed Rate Borrowing Banks having 50% or more of the aggregate amount of the Commitments advise the Agent that the LIBOR Rate as determined by the Agent, will not adequately and fairly reflect the cost to such Banks of funding their Euro-Currency Loans for such Interest Period or that the LIBOR Base Rate is unavailable, the Agent shall forthwith give notice thereof to the Company and the Banks, whereupon until the Agent notifies the Company that the circumstances giving rise to such suspension no longer exist, (i) the obligations of the Banks to make Euro-Currency Loans or to convert outstanding Committed Loans into Euro-Currency Loans shall be suspended, (ii) each outstanding Committed Loan shall be converted into a Base Rate Loan on the last day of the then current Interest Period applicable thereto, and (iii) unless the applicable Borrower notifies the Agent at least two Domestic Business Days before the date of any Fixed Rate Borrowing for which a Notice of Borrowing has previously been given that it elects not to borrow on such date, (x) if such Borrowing is a Euro-Currency Borrowing such Borrowing shall instead be made as a Base Rate Borrowing and (y) if such Borrowing is a Money Market LIBOR Borrowing, the Money Market LIBOR Loans comprising such Borrowing shall bear interest for each day from and including the first day to but excluding the last day of the Interest Period applicable thereto at the Base Rate plus the Base Rate Margin for such day.

      SECTION 8.02. Illegality. If, on or after the date of this Agreement, the adoption of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Euro-Currency Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall make it unlawful or impossible for any Bank (or its Euro-Currency Lending Office) to make, maintain or fund its Euro-Currency Loans and such Bank shall so notify the Agent, the Agent shall forthwith give notice thereof to the other Banks and the Company, whereupon until such Bank notifies the Company and the Agent that the circumstances giving rise to such suspension no longer exist, the obligation of such Bank to make Euro-Currency Loans to any Borrower shall be suspended. Before giving any notice to the Agent pursuant to this Section, such Bank shall designate a different Euro-Currency Lending Office if such designation will avoid the need for giving such notice and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. If such Bank shall determine that it may not lawfully continue to maintain and fund any of its outstanding Euro-Currency Loans to any Borrower to maturity and shall so specify in such notice, such Borrower shall immediately prepay in full the then outstanding principal amount of each such Euro-Currency Loan, together with accrued interest thereon. Concurrently with prepaying each such Euro-Currency Loan, such Borrower shall borrow a Base Rate Loan in an equal principal amount from such Bank (on which interest and principal shall be payable contemporaneously with the related Euro-Currency Loans of the other Banks), and such Bank shall make such a Base Rate Loan.

      SECTION 8.03. Increased Cost and Reduced Return. (a) If on or after (x) the date hereof, in the case of any Committed Loan or any obligation to make Committed Loans, or (y) the date of any related Money Market Quote, in the case of any Money Market Loan, the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Applicable Lending Office) with any request or directive (whether or not having the force of law) of any such governmental authority, central bank or comparable agency shall impose, modify or deem applicable any reserve, special deposit, insurance assessment or similar requirement (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System, but excluding with respect to any Euro-Currency Loan, any LIBOR Reserve Requirement upon which the LIBOR Rate is based) against assets of, deposits with or for the account of, or credit extended by, any Bank (or its Applicable Lending Office) or shall impose on any Bank (or its Applicable Lending Office) or on the United States market for certificates of deposit or the London interbank market any other condition affecting its Fixed Rate Loans or its obligation to make such Fixed Rate Loans and the result of any of the foregoing is to increase the cost to such Bank (or its Applicable Lending Office) of making or maintaining any Fixed Rate Loan to any Borrower, or to reduce the amount of any sum received or receivable by such Bank (or its Applicable Lending Office) under this Agreement or under its Notes with respect thereto, by an amount reasonably deemed by such Bank to be material, then, within 15 days after demand by such Bank setting forth the circumstances giving rise to such demand and a calculation of the amount or amounts demanded (with a copy to the Agent), such Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank for such increased cost or reduction.

      (b) If any Bank shall have determined that, after the date hereof, the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on capital of such Bank (or its Parent) as a consequence of such Bank's obligations hereunder to a level below that which such Bank (or its Parent) could have achieved but for such adoption, change, request or directive (taking into consideration its policies with respect to capital adequacy) by an amount deemed by such Bank to be material, then from time to time, within 15 days after demand by such Bank (with a copy to the Agent), the Company shall pay to such Bank such additional amount or amounts as will compensate such Bank (or its Parent) for such reduction.

      (c) Each Bank will promptly notify the Company and the Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Bank to compensation pursuant to this Section and will designate a different Applicable Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. A certificate of any Bank claiming compensation under this Section and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, such Bank may use any reasonable averaging and attribution methods.

      (d) Failure or delay on the part of a Bank or an Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Bank's or such Issuing Bank's, as the case may be, right to demand such compensation; provided that the Company shall not be required to compensate a Bank or an Issuing Bank pursuant to this Section for any increased costs or reduced returns incurred more than 270 days prior to the date such Bank or such Issuing Bank, as the case may be, notifies the Company thereof and of such Bank's or such Issuing Bank's intention to claim compensation therefor; provided further that, if the change in law or in the application of law giving rise to such increased costs or reduced returns is retroactive, than the 270-day period referred to above shall be extended to include the period of retroactive effect thereof.

      (e) The provisions of this Section also shall inure to the benefit of the Issuing Bank in its capacity as such.

      SECTION 8.04. Taxes. (a) For purposes of this Section 8.04(a), the following terms have the following meanings:

      "Taxes" means any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings with respect to any payment by any Borrower pursuant to this Agreement or under any Note, and all liabilities with respect thereto, including any taxes, duties, levies, imposts, deductions, charges or withholdings with respect to any payment by a Borrower other than the Company that would not have been imposed on a payment by the Company, but excluding (i) in the case of each Bank, the Issuing Bank and the Agent, taxes imposed on its income, and franchise or similar taxes imposed on it, by a jurisdiction under the laws of which such Bank, the Issuing Bank or the Agent (as the case may be), is organized or in which its principal executive office is located or, in the case of each Bank, in which its Applicable Lending Office is located, (ii) in the case of each Bank, the Issuing Bank and the Agent, taxes imposed solely by reason of such Bank, the Issuing Bank or the Agent (as the case may be) doing business in the jurisdiction imposing such tax, other than as a result of this Agreement or any Note or any transaction contemplated hereby (including the negotiation of any of the foregoing) and (iii) in the case of each Bank, any withholding tax imposed on such payments but only at a rate equal to the United States withholding tax that such Bank is (or would be) subject to on such payments by the Company at the time such Bank first becomes a party to this Agreement.

      "Other Taxes" means any present or future stamp or documentary taxes and any other excise or property taxes, or similar charges or levies, which arise from any payment made pursuant to this Agreement or under any Notes or from the execution or delivery of, or otherwise with respect to, this Agreement or any Note.

      (b) Any and all payments by any Borrower to or for the account of any Bank, any Issuing Bank or the Agent hereunder or under any Note shall be made without deduction for any Taxes or Other Taxes; provided that, if such Borrower shall be required by law to deduct any Taxes or Other Taxes from any such payments, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) such Bank, such Issuing Bank or the Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Borrower shall make such deductions, (iii) such Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law and (iv) such Borrower shall furnish to the Agent, at its address referred to in Section 9.01, the original or a certified copy of a receipt evidencing payment thereof.

      (c) Each Borrower agrees to indemnify each Bank, the Issuing Bank and the Agent for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed or asserted on amounts payable under this Section) paid by such Bank, such Issuing Bank or the Agent (as the case may be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. This indemnification shall be paid within 15 days after such Bank, such Issuing Bank or the Agent (as the case may be) makes demand therefor. After any Bank, any Issuing Bank or the Agent (as the case may be) learns of the imposition of Taxes or Other Taxes, such Bank, Issuing Bank and the Agent (as the case may be) will act in good faith promptly to notify the relevant Borrower of its obligations hereunder.

      (d) Each Bank organized under the laws of a jurisdiction outside the United States on or prior to the date of its execution and delivery of this Agreement in the case of each Bank listed on the signature pages hereof and on or prior to the date on which it becomes a Bank in the case of each other Bank, and from time to time thereafter if requested in writing by the Company or the relevant Borrower (but only so long as such Bank remains lawfully able to do so), shall provide the Company or the relevant Borrower and the Agent with the appropriate form or forms (including any forms required to replace forms previously provided because of a change in a Bank's place of organization, principal office or Applicable Lending Office, or in the event that any forms are no longer valid because of their expiration or a change in law or regulations, other appropriate evidence of exemption or reduction as reasonably requested by the relevant Borrower), certifying that such Bank is entitled to benefits under an income tax treaty to which the United States is a party which exempts the Bank from withholding tax imposed by the United States or reduces the rate of withholding tax (if any) on payments of interest for the account of such Bank or certifying that the income receivable pursuant to this Agreement is otherwise not subject to such withholding tax.

      (e) For any period with respect to which a Bank has failed to provide the Company or the Agent with the appropriate form as required by Section 8.04(d) (unless such failure is due to a change in treaty, law or regulation occurring subsequent to the date on which such form originally was required to be provided), such Bank shall not be entitled to indemnification under Section 8.04(b) or (c) with respect to the withholding taxes that would not have been imposed if such form had been provided; provided that if a Bank, which is otherwise exempt from or subject to a reduced rate of withholding tax, becomes subject to Taxes because of its failure to deliver a form required hereunder, the relevant Borrower shall take such steps as such Bank shall reasonably request to assist such Bank to recover such Taxes.

      (f) If any Borrower is required to pay additional amounts to or for the account of any Bank pursuant to this Section, then such Bank will change the jurisdiction of its Applicable Lending Office if such change (i) will eliminate or reduce any such additional payment which may thereafter accrue and (ii) in the judgment of such Bank, is not otherwise disadvantageous to such Bank.

      (g) If a Bank, an Issuing Bank or the Agent shall receive a refund (including any offset or credit) from a taxation authority (as a result of any error in the imposition of Taxes or Other Taxes by such taxation authority) of any Taxes or Other Taxes paid by any Borrower pursuant to Section 8.04(b) or
(c), such Bank, Issuing Bank or the Agent (as the case may be) shall promptly pay to the relevant Borrower the amount so received, with interest received from the taxation authority with respect to such refund.

      SECTION 8.05. Base Rate Loans Substituted for Affected Fixed Rate Loans. If (i) the obligation of any Bank to make Euro-Currency Loans to any Borrower has been suspended pursuant to Section 8.02 or (ii) any Bank has demanded compensation from the Company or any other Borrower under Section 8.03 or 8.04 with respect to its Euro-Currency Loans and the Company shall, by at least five Euro-Currency Business Days' prior notice to such Bank through the Agent, have elected that the provisions of this Section shall apply to such Bank, then, unless and until such Bank notifies the Company that the circumstances giving rise to such suspension or demand for compensation no longer apply:

      (a) all Loans which would otherwise be made by such Bank as Euro-Currency Loans shall be made instead as Base Rate Loans (on which interest and principal shall be payable contemporaneously with the related Fixed Rate Loans of the other Banks), and

      (b) after each of its Euro-Currency Loans has been repaid, all payments of principal which would otherwise be applied to repay such Fixed Rate Loans shall be applied to repay its Base Rate Loans instead.

      SECTION 8.06. Other Costs. If the cost to any Bank or any Issuing Bank of making or maintaining any Loan to, or issuing or participating in any Letter of Credit for the account of, an Eligible Subsidiary is increased, or the amount of any sum received or receivable by any Bank (or its Applicable Lending Office) or any Issuing Bank is reduced by an amount deemed by such Bank or such Issuing Bank to be material, by reason of the fact that such Eligible Subsidiary is incorporated in, or conducts business in, a jurisdiction outside the United States, such Eligible Subsidiary shall indemnify such Bank for such increased cost or reduction within 15 days after demand by such Bank setting forth the circumstances giving rise to such demand and the calculation of the amount or amounts demanded (with a copy to the Company and the Agent). A certificate of such Bank claiming compensation under this Section and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error.

      SECTION 8.07. Substitution of Bank. If (i) the obligation of any Bank to make or maintain Euro-Currency Loans has been suspended pursuant to Section 8.02 or (ii) any Bank has demanded compensation under Section 8.03 or is receiving increased payments or indemnification payments under Section 8.04 or 8.06, the Company shall have the right to seek a bank or banks ("Substitute Banks"), which may be one or more of the Banks or one or more other banks satisfactory to the Agent, to purchase all (but not less than all) the Notes and the participations in the Letter of Credit Exposure of such Bank (the "Affected Bank") and, if the Company locates a Substitute Bank, the Affected Bank shall, upon payment to it of the purchase price agreed between it and the Substitute Bank (or, failing such agreement, a purchase price in the amount of the outstanding principal amount of its Loans and accrued interest thereon to the date of payment plus the Affected Bank's Applicable Percentage of all unreimbursed Letter of Credit Disbursements) plus any amount (other than principal and interest) then due to it or accrued for its account hereunder, assign all its rights and obligations under this Agreement and the Notes to the Substitute Bank, and the Substitute Bank shall assume such rights and obligations, whereupon the Substitute Bank shall be a Bank party to this Agreement and shall have all the rights and obligations of a Bank. Any assignment by an Affected Bank pursuant to this Section shall be treated as a prepayment of the Affected Bank's Fixed Rate Loans for purposes of Section 2.14.

                                   ARTICLE IX

                                  Miscellaneous

      SECTION 9.01. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including bank wire, telex, facsimile transmission or similar writing) and shall be given to such party: (x) in the case of any Borrower, the Issuing Bank, the Swingline Lender or the Agent, at its address or its telecopy or telex number set forth on the signature pages hereof (or, in the case of an Eligible Subsidiary, in its Election to Participate or, in the case of any Issuing Bank, in its Issuing Bank Agreement),
(y) in the case of any Bank, at its address or its telecopy or telex number set forth in its Administrative Questionnaire, or (z) in the case of any party, such other address or other telecopy or telex number as such party may hereafter specify for the purpose by notice to the Agent and the Company. Each such notice, request or other communication shall be effective (i) if given by telecopy or telex, when such telecopy or telex is transmitted to the telecopy or telex number specified in this Section and the appropriate confirmation of receipt or answerback is received, (ii) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (iii) if given by any other means, when delivered at the address specified in this Section; provided that notices to the Agent under
Article II or Article VIII shall not be effective until received.

      SECTION 9.02. No Waivers. No failure or delay by the Agent, any Issuing Bank or any Bank in exercising any right, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

      SECTION 9.03. Expenses; Indemnification. (a) The Company shall pay (i) all reasonable out-of-pocket expenses of the Agent and (in the case of expenses relating to any Letter of Credit) the Issuing Bank, including fees and disbursements of special counsel for the Agent, in connection with the preparation and administration of this Agreement and the other Loan Documents, any waiver or consent hereunder or thereunder or any amendment hereof or thereof or any Default or alleged Default hereunder and (ii) if an Event of Default occurs, all reasonable out-of-pocket expenses incurred by the Agent, the Issuing Bank and each Bank, including reasonable fees and disbursements of counsel, in connection with such Event of Default and collection, bankruptcy, insolvency and other enforcement proceedings resulting therefrom.

      (b) The Company agrees to indemnify the Agent, the Issuing Bank and each Bank, their respective affiliates and the respective directors, officers, agents and employees of the foregoing (each an "Indemnitee") and hold each such Indemnitee harmless from and against any and all liabilities, losses, damages, costs and expenses of any kind (including any of the foregoing with respect to Environmental Laws applicable to the Company or any Subsidiary), including, without limitation, the reasonable fees and disbursements of counsel, which may be actually incurred by such Indemnitee in connection with any investigative, administrative or judicial proceeding (whether or not such Indemnitee shall be designated a party thereto) brought or threatened relating to or arising out of the Loan Documents or any actual or proposed use of proceeds of Loans or Letters of Credit hereunder; provided that no Indemnitee shall have the right to be indemnified hereunder for its own gross negligence or willful misconduct as determined by a court of competent jurisdiction.

      SECTION 9.04. Setoffs. (a) Each Bank agrees that if it shall, by exercising any right of setoff or counterclaim or otherwise, receive payment of a proportion of the aggregate amount of its claims in respect of Letter of Credit Disbursements and principal and interest due with respect to any Note held by it which is greater than the proportion received by any other Bank in respect of the aggregate amount of claims in respect of Letter of Credit Disbursements and principal and interest due with respect to any Note held by such other Bank, the Bank receiving such proportionately greater payment shall purchase such participations in the claims in respect of Letter of Credit Disbursements and Notes held by the other Banks, and such other adjustments shall be made, as may be required so that all such payments of claims in respect of Letter of Credit Disbursements and of principal and interest with respect to the Notes held by the Banks shall be shared by the Banks pro rata; provided that nothing in this Section shall impair the right of any Bank to exercise any right of setoff or counterclaim it may have and to apply the amount subject to such exercise to the payment of indebtedness of a Borrower other than its indebtedness under the Loan Documents. Each Borrower agrees, to the fullest extent it may effectively do so under applicable law, that any holder of a participation in a claim in respect of a Letter of Credit Disbursement or in a Note, whether or not acquired pursuant to the foregoing arrangements, may exercise rights of setoff or counterclaim and other rights with respect to such participation as fully as if such holder of a participation were a direct creditor of the Borrower in the amount of such participation.

      (b) In addition to any rights and remedies of the Banks provided by law, each Bank shall have the right, without prior notice the Company or any of its Subsidiaries, any such notice being expressly waived to the extent permitted by applicable law, upon any amount becoming due and payable by the Company or any of its Subsidiaries hereunder (whether at the stated maturity, by acceleration or otherwise) or under any of the other Loan Documents, after acceleration of the Obligations hereunder has occurred and is continuing, to set off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Bank or any branch or agency thereof to or for the credit or the account of the Company or any of its Subsidiaries, as the case may be, and whether or not such Bank is otherwise fully secured. Each Bank agrees promptly to notify the Company and the Agent after any such setoff and application made by such Bank, provided, that the failure to give such notice shall not affect the validity of such setoff and application. ANY AND ALL RIGHTS TO REQUIRE THE AGENT TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES ANY OF THE OBLIGATIONS PRIOR TO THE EXERCISE BY THE BANKS OF THEIR RIGHT OF SET-OFF UNDER THIS SECTION ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED. Notwithstanding the foregoing in this
Section  9.04(b),  the  rights of the Agent  and each of the  Banks  under  this
Section 9.04(b) are in addition to any and all other rights and remedies (including, without limitation, other rights of set-off) which the Agent or such Bank may have at law or in equity.

      SECTION 9.05. Amendments and Waivers. Any provision of this Agreement or any other Loan Document may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by, or approved in writing by, the Company and the Required Banks (and, if the rights or duties of the Agent, any Issuing Bank or the Swingline Lender are affected thereby, by the Agent or such Issuing Bank or the Swingline Lender, as the case may be); provided (a) that no such amendment or waiver shall, unless signed by, or approved in writing by, all the Banks affected thereby (i) increase or decrease the Commitment of any Bank (except for a ratable decrease in the Commitments of all Banks) or an increase in the Total Commitments or subject any Bank to any additional obligation, (ii) reduce the principal of or rate of interest on any Loan or any claim for reimbursement of a Letter of Credit Disbursement or any fees hereunder, (iii) postpone the date fixed for any payment of principal (but not a mandatory prepayment) of or interest on any Loan or for any reimbursement of a Letter of Credit Disbursement or for payment of any fees hereunder or for any reduction or termination of any Commitment, (iv) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Notes, or the number of Banks, which shall be required for the Banks or any of them to take any action under this Section or any other provision of this Agreement, (v) change the ratable treatment of the Banks under any provision of this Agreement that provides for such ratable treatment, (vi) release any Guarantor from its Guarantee under the Guarantee Agreement, except that a Guarantor that is a Subsidiary but is not a Material Subsidiary at the time of the proposed release may be released from its Guarantee under the Guarantee Agreement with the written consent or approval of the Required Banks, or (vii) release all or substantially all of the Collateral; except the consent of no more than the Required Banks shall be required for any such release if at the time thereof the Company's Index Debt is rated BBB- or better by S&P or Baa3 or better by Moody's.

      SECTION 9.06. Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto, and their respective successors and assigns, except that no Borrower may assign or otherwise transfer any of its rights under this Agreement without the prior written consent of all Banks.

      (b) Any Bank may at any time grant to one or more banks or other institutions (each a "Participant") participating interests in its Commitment or any or all of its Loans or its participations in Letters of Credit or any of its rights and/or obligations hereunder. In the event of any such grant by a Bank of a participating interest to a Participant, whether or not upon notice to the Borrowers and the Agent, such Bank shall remain responsible for the performance of its obligations hereunder, and the Borrowers and the Agent shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement. Any agreement pursuant to which any Bank may grant such a participating interest shall provide that such Bank shall retain the sole right and responsibility to enforce the obligations of each Borrower hereunder including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement or any other Loan Document; provided that such participation agreement may provide that such Bank will not agree to any modification, amendment or waiver described in clause (i), (ii), (iii) or (iv) (but, in the case of clause (iv), only to the extent such modification, amendment or waiver would affect any requirement of approval by all Banks of the matters referred to in such clauses (i), (ii) and
(iii)) of Section 9.05 without the consent of the Participant. The Borrowers agree that each Participant shall, to the extent provided in its participation agreement, be entitled to the benefits of Article VIII with respect to its participating interest. An assignment or other transfer which is not permitted by subsection (c) or (d) below shall be given effect for purposes of this Agreement only to the extent of a participating interest granted in accordance with this subsection (b).

      (c) Any Bank may at any time assign to one or more banks or other institutions (each an "Assignee") all, or a proportionate part of all, of its rights and obligations under this Agreement and the Notes, and such Assignee shall assume such rights and obligations, pursuant to an assignment and acceptance executed by such Assignee and such transferor Bank in the form of Exhibit J hereto, with (and subject to) the written consent of the Company, which consent shall not be unreasonably withheld (unless an Event of Default exists in which case no consent of the Company shall be required), the Agent, which consent shall not be unreasonably withheld, the Issuing Bank, which consent shall not be unreasonably withheld and the Swingline Lender, which consent shall not be unreasonably withheld; provided that if an Assignee is another Bank or an affiliate of any Bank, no such consent shall be required; and provided further that each assignment shall be in a minimum amount of $5,000,000 or, if less, the balance of the transferor Bank's Commitment. Upon execution and delivery of such instrument (including by the Company, the Agent, the Issuing Bank and the Swingline Lender, if their consent is required as provided above) and payment by such Assignee to such transferor Bank of an amount equal to the purchase price agreed between such transferor Bank and such Assignee, such Assignee shall be a Bank party to this Agreement and shall have all the rights and obligations of a Bank with a Commitment as set forth in such instrument of assumption, and the transferor Bank shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by any party shall be required. Upon the consummation of any assignment pursuant to this subsection (c), the transferor Bank, the Agent and the Borrowers shall make appropriate arrangements so that, if required, a new Note for each Borrower is issued to the Assignee. In connection with any such assignment, the transferor Bank shall pay to the Agent an administrative fee for processing such assignment in the amount of $2,500. If the Assignee is not incorporated under the laws of the United States of America or a state thereof, it shall, prior to the first date on which interest or fees are payable hereunder for its account, deliver to the Company and the Agent certification as to exemption from deduction or withholding of any United States federal income taxes in accordance with Section 8.04.

      (d) Any Bank may at any time assign all or any portion of its rights under this Agreement and its Note to a Federal Reserve Bank. No such assignment shall release the transferor Bank from its obligations hereunder.

      (e) No Assignee, Participant or other transferee of any Bank's rights shall be entitled to receive any greater payment under Section 8.03 or 8.04 than such Bank would have been entitled to receive with respect to the rights transferred, unless such transfer is made with the Company's prior written consent or by reason of the provisions of Section 8.02, 8.03 or 8.04 requiring such Bank to designate a different Applicable Lending Office under certain circumstances or at a time when the circumstances giving rise to such greater payment did not exist.

      (f) Notwithstanding anything to the contrary contained herein, any Bank (a "Granting Bank") may grant to a special purpose funding vehicle one hundred percent (100%) of the outstanding capital stock of which is owned by such Granting Bank (an "SPC"), identified as such in writing from time to time by the Granting Bank to the Agent, and the Company, the option to provide any Borrower all or any part of any Loan that such Granting Bank would otherwise be obligated to make to such Borrower pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to make any Loan, and (ii) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Bank shall be obligated to timely make such Loan pursuant to the terms hereof. The making of an advance by an SPC hereunder shall utilize the Commitment of the Granting Bank to the same extent, and as if, such Loans were made by such Granting Bank. Each party hereto hereby agrees that no SPC shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the Granting Bank). In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPC, it will not institute against, or join any other person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States or any State thereof; provided, however, the Granting Bank agrees that notwithstanding the above, any such or other action or proceeding may be brought against the Granting Bank without regard to such time period. In addition, notwithstanding anything to the contrary contained in this
Section 9.06(f), any SPC may with the prior written consent of the Company and the Agent and without paying any processing fee therefor, assign as security all or a portion of its interests in any Loan to the Granting Bank or to any other financial institutions (consented to by the Company and Agent in writing) providing liquidity and/or credit support to or for the account of such SPC to support the funding or maintenance of such Loans. This Section 9.06(f) may not be amended without the written consent of any applicable SPC.

      SECTION 9.07. Collateral. Each of the Banks represents to the Agent and each of the other Banks that it in good faith is not relying upon any Margin Stock as collateral in the extension or maintenance of the credit provided for in this Agreement.

      SECTION 9.08. Governing Law; Submission to Jurisdiction. This Agreement and each Note shall be governed by and construed in accordance with the laws of the State of New York. Each Borrower hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and the District of Massachusetts and of any New York State court sitting in New York City or any Massachusetts state court for purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. Each Borrower irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

      SECTION 9.09. Counterparts; Integration. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement constitutes the entire agreement and understanding among the parties hereto and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof.

      SECTION 9.10. WAIVER OF JURY TRIAL. EACH OF THE BORROWERS, THE AGENT, THE ISSUING BANKS AND THE BANKS HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY.

      SECTION 9.11. Confidentiality. Each of the Agent, the Issuing Banks and the Banks agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent otherwise required by applicable laws and regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to any Assignee of or Participant in, or any prospective Assignee of or Participant in, any of its rights or obligations under this Agreement, (g) with the consent of the Company or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Agent, any Issuing Bank or any Bank on a nonconfidential basis from a source other than the Company or any Subsidiary. For the purposes of this Section, "Information" means all information received in writing from the Company or any Subsidiary relating to the Company or any Subsidiary or their businesses, other than any such information that is available to the Agent, any Issuing Bank or any Bank on a nonconfidential basis prior to disclosure by the Company or any Subsidiary; provided that, in the case of non-financial information received from the Company or any Subsidiary after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

      SECTION 9.12. Replacement Note. Upon receipt of an appropriate and reasonably acceptable affidavit of an officer of the affected Bank as to the loss, theft, destruction or mutilation of any Note or of any other Loan Document which is not of public record and, in the case of any such mutilation, upon surrender and cancellation of such Note or other Loan Document, the Company will issue, in lieu thereof, a replacement Note or other Loan Document in the same principal amount (as to any Note) and in any event of like tenor and upon such issuance the original Note or other Loan Document shall be deemed cancelled. In connection with any such issuance of a replacement Note or other Loan Document, the affected Bank shall issue a written indemnification in favor of the Company with respect to such lost Note or other Loan Document in form and substance reasonably satisfactory to the Company.

      SECTION 9.13. Usury, etc.. All agreements between any one or more of the Borrowers or any Guarantor (on the one hand) and the Agent or any of the Banks (on the other hand) relating to the Financing Transactions are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration of maturity of the Notes or otherwise, shall the amount paid or agreed to be paid for the use or the forbearance of the Debt represented by any Note exceed the maximum permissible under applicable law. In this regard, it is expressly agreed that it is the intent of the Borrowers, the Guarantors, the Agent and the Banks, in the execution, delivery and acceptance of the Notes, to contract in strict compliance with the laws of the State of New York. If, under any circumstances whatsoever, performance or fulfillment of any provision of any of the Notes or any of the other Loan Documents at the time such provision is to be performed or fulfilled shall involve exceeding the limit of validity prescribed by applicable law, then the obligation so to be performed or fulfilled shall be reduced automatically to the limits of such validity, and if under any circumstances whatsoever the Agent or any Bank should ever receive as interest an amount which would exceed the highest lawful rate, such amount which would be excessive interest shall be applied to the reduction of the principal balance evidenced by the Notes and not to the payment of interest. The provisions of this Section 9.13 shall control every other provision of this Agreement and of each Note. The invalidity or unenforceability of any one or more phrases, clauses or sections of this Agreement shall not affect the validity or enforceability of the remaining portions of it.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                               FOOTSTAR, INC.

                               By:      /s/ Carlos Alberini
                                        ----------------------------------------
                                        Name:  Carlos Alberini
                                        Title: Senior Vice President and Chief
                                               Financial Officer
                                               933 MacArthur Boulevard
                                               Mahwah, NJ  07430
                                               Attention of: Carlos Alberini
                                               Telecopy number: (201)934-6761

                               FLEET NATIONAL BANK,
                               as Administrative Agent, Issuing Bank and
                               Swingline Lender

                               By:  /s/ Stephen Garvin
                                    --------------------------------------------
                                    Name:  Stephen Garvin
                                    Title: Director

                               FIRST UNION NATIONAL BANK,
                               as Syndication Agent

                               By:  /s/ Irene Rosen Marks
                                    --------------------------------------------
                                    Name:  Irene Rosen Marks
                                    Title: Vice President

                               BANK OF NEW YORK,
                               as Documentation Agent

                               By:  /s/ Lucille Cuttone
                                    --------------------------------------------
                                    Name:  Lucille Cuttone
                                    Title: Assistant Vice President

                               CREDIT SUISSE FIRST BOSTON,
                               as Managing Agent

                               By:  /s/ Kristin Lepri            /s/ Bill O'Daly
                                    --------------------         ---------------
                                    Name:  Kristin Lepri         Bill O'Daly
                                    Title: Associate             Vice President

                               BANK OF AMERICA, N.A.,
                               as Managing Agent

                               By:  /s/ Timothy H. Spanos
                                    --------------------------------------------
                                    Name:  Timothy H. Spanos
                                    Title: Managing Director

                       (signatures continued on next page)

Commitments:

$66,000,000.00                 FLEET NATIONAL BANK, as a Bank

                               By:      /s/ Stephen Garvin
                                    --------------------------------------------
                                    Name:  Stephen Garvin
                                    Title: Director

$44,000,000.00                 FIRST UNION NATIONAL BANK, as a Bank

                               By:      /s/ Irene Rosen Marks
                                    --------------------------------------------
                                    Name:  Irene Rosen Marks
                                    Title: Vice President

$44,000,000.00                 BANK OF NEW YORK, as a Bank

                               By:      /s/ Lucille Cuttone
                                    --------------------------------------------
                                    Name:  Lucille Cuttone
                                    Title: Assistant Vice President

$34,000,000.00                 CREDIT SUISSE FIRST BOSTON, as a Bank

                               By:      /s/ Kristin Lepri        /s/ Bill O'Daly
                                    ---------------------        ---------------
                                    Name:  Kristin Lepri         Bill O'Daly
                                    Title: Associate             Vice President

$34,000,000.00                 BANK OF AMERICA, N.A., as a Bank

                               By:      /s/ Timothy H. Spanos
                                    --------------------------------------------
                                    Name:  Timothy H. Spanos
                                    Title: Managing Director

                       (signatures continued on next page)

$18,000,000.00                 NATIONAL CITY BANK, as a Bank

                               By:      /s/ Thomas J. McDonnell
                                    --------------------------------------------
                                    Name:  Thomas J. McDonnell
                                    Title: Vice President

$18,000,000.00                 PNC BANK, NATIONAL ASSOCIATION,
                               as a Bank

                               By:      /s/ Michael Richards
                                    --------------------------------------------
                                    Name:  Michael Richards
                                    Title: Vice President

$14,000,000.00                 THE CHASE MANHATTAN BANK, as a Bank

                               By:      /s/ Andrea Johnson
                                    --------------------------------------------
                                    Name:  Andrea Johnson
                                    Title: Vice President

$14,000,000.00                 FIRSTAR BANK, N.A., as a Bank

                               By:      /s/ Thomas L. Bayer
                                    --------------------------------------------
                                    Name:  Thomas L. Bayer
                                    Title: Vice President

$14,000,000.00                 BANCO POPULAR DE PUERTO RICO,
                               as a Bank

                               By:      /s/ Hector A. Vina
                                    --------------------------------------------
                                    Name:  Hector A. Vina
                                    Title: Vice President

                               By:      /s/ John Incandela
                                    --------------------------------------------
                                    Name:  John Incandela
                                    Title: Senior Vice President

                       (signatures continued on next page)

$10,000,000.00                  BANK OF HAWAII, as a Bank

                                By:      /s/ Donna R. Parker
                                    --------------------------------------------
                                     Name:  Donna R. Parker
                                     Title: Vice President

$10,000,000.00                  SUMMIT BANK, as a Bank

                                By:      /s/ Miguel J. Medida
                                    --------------------------------------------
                                     Name:  Miguel J. Medida
                                     Title: Vice President

$5,000,000.00                   HIBERNIA NATIONAL BANK, as a Bank

                                By:      /s/ Laura Watts
                                    --------------------------------------------
                                     Name:  Laura Watts
                                     Title: Assistant Vice President

                                By:
                                     Name:
                                     Title: